                                    SCHEDULE 14A

                                   (RULE 14A-101)

                      INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /
Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BERTUCCI'S, INC.

                  (Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
Common Stock, par value $.005 per share
(2) Aggregate number of securities to which transaction applies:
    7,095,011 shares of Common Stock
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$   8.00
 -------------
(4) Proposed maximum aggregate value of transaction:
$   56,760,088*
 -------------
(5) Total fee paid:
$   11,352.02**
 -------------
/ /  Fee paid previously with preliminary materials:   $
                                                        -------------

/ /  Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:    (2) Form, Schedule or Registration
                                           Statement no.:

        (3) Filing party:              (4) Date filed:

* For purposes of calculation of the filing fee only. Assumes the purchase, at a purchase price of $8.00 per share of Common Stock, 7,095,011 of shares of Common Stock of the Registrant, representing all of such Common Stock outstanding on a fully diluted basis (assuming the exercise of options to acquire 364,100 shares of Common Stock and excluding shares of Common Stock to be transferred to Ten Ideas, Inc.).

** The amount of the filing fee equals 1/50(th) of 1% of the transaction value.

                                BERTUCCI'S, INC.
                                14 AUDUBON ROAD
                              WAKEFIELD, MA 01880

                                                                          , 1998

DEAR FELLOW STOCKHOLDERS:

    You are invited to attend a Special Meeting of Stockholders of Bertucci's, Inc. ("Bertucci's") to vote on the proposed merger (the "Merger") of Bertucci's with Ten Ideas Acquisition Corp., a corporation that has been organized by Joseph Crugnale, Bertucci's founder, President and Chief Executive Officer. Details of the Merger are discussed in the enclosed Bertucci's, Inc. Proxy Statement (the "Proxy Statement"), the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction.

    At the special meeting, Bertucci's stockholders will be asked to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement") and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as ANNEX I to the enclosed Proxy Statement.

    At its meeting on February 12, 1998, Bertucci's Board of Directors, by unanimous vote of all of the directors, determined, among other things, that the transactions contemplated by the Merger Agreement, including the Merger, taken together, are fair and in the best interests of Bertucci's and its stockholders; and the Board recommends that holders of Bertucci's Common Stock vote FOR the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching its decision, the Board of Directors considered, among other things, the oral opinion of NationsBanc Montgomery Securities LLC delivered to the Special Committee of the Board of Directors of Bertucci's, subsequently confirmed in writing as of the same date, to the effect that the cash consideration to be received in the Merger by holders of Bertucci's Common Stock is fair to the holders of Bertucci's Common Stock from a financial point of view.

    Holders of Bertucci's Common Stock will be entitled to appraisal rights under applicable Massachusetts law in connection with the Merger as described in the accompanying Proxy Statement.

    The special meeting will be held at Bertucci's corporate headquarters, 14
Audubon Road, Wakefield, Massachusetts 01880, on            , 1998, beginning at
9:00 a.m., Eastern Time.

    IT IS VERY IMPORTANT TO US THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

                                          VERY TRULY YOURS,

                                          /s/ E. Bulkeley Griswold
                                          E. BULKELEY GRISWOLD
                                          FOR THE SPECIAL COMMITTEE OF
                                          THE BOARD OF DIRECTORS

                                BERTUCCI'S, INC.
                                14 AUDUBON ROAD
                              WAKEFIELD, MA 01880
                                 (781) 246-6700

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD             , 1998

                            ------------------------

To the Stockholders of

Bertucci's, Inc.

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") of Bertucci's, Inc., a Massachusetts corporation ("Bertucci's"), will be held at Bertucci's corporate headquarters located at 14 Audubon Road, Wakefield, Massachusetts
01880, on            , 1998, beginning at 9:00 a.m., Eastern Time for the
following purposes, which are more fully described in the accompanying Proxy Statement (the "Proxy Statement"):

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement"), among Bertucci's, Ten Ideas, Inc., a Delaware corporation ("Ten Ideas"), and Ten Ideas Acquisition Corp., a Massachusetts corporation ("Acquisition"). Ten Ideas and Acquisition were organized by Joseph Crugnale, Bertucci's founder, President and Chief Executive Officer. Pursuant to the Merger, each share of Bertucci's Common Stock, $0.005 par value per share ("Bertucci's Common Stock" or the "Shares") (other than (i) shares of Bertucci's Common Stock held by Bertucci's or any wholly-owned subsidiary thereof, which will be canceled and retired,
       (ii) 2,177,710 shares of Bertucci's Common Stock which will be contributed to Ten Ideas by Joseph Crugnale and a trust for the benefit of his minor children, and (iii) shares of Bertucci's Common Stock owned by any stockholder who has duly perfected his or her appraisal rights), will be converted into the right to receive $8.00 in cash. A copy of the Merger Agreement is attached as ANNEX I to the accompanying Proxy Statement.

    2. To transact such other and further business as may properly come before the Special Meeting or any adjournments or postponements thereof.

    The affirmative vote of two-thirds in interest of the outstanding shares of Bertucci's Common Stock is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

    The record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting, and any adjournments or postponements
thereof, is            , 1998 (the "Record Date"). Only holders of record of
shares of Bertucci's Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting.

    If the Merger Agreement is approved and the Merger becomes effective, any stockholder of the Company who (i) files with Bertucci's, before the taking of the vote on the approval of the Merger Agreement, written objection to the proposed Merger stating that he or she intends to demand payment for his or her Shares if the Merger Agreement is approved, and (ii) does not vote his or her Shares in favor of the Merger Agreement, has or may have the right to demand in writing from the Company, within twenty (20) days after the date of mailing to him or her of notice in writing that the Merger has become effective, payment for his or her Shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 86 through 98 of Chapter 156B of the Massachusetts General Laws. See "APPRAISAL RIGHTS" and ANNEX III to the accompanying Proxy Statement.

    YOUR VOTE IS VERY IMPORTANT REGARDLESS OF HOW MANY SHARES OF BERTUCCI'S COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE. IF YOU ARE PRESENT AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON THE MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /S/ JAMES WESTRA
                                          JAMES WESTRA
                                          CLERK

                                BERTUCCI'S INC.
                                PROXY STATEMENT

    This Proxy Statement (the "Proxy Statement") is being furnished to the stockholders of Bertucci's, Inc., a Massachusetts corporation ("Bertucci's" or the "Company"), in connection with the solicitation of Bertucci's proxies by the Board of Directors of the Company for use at the Special Meeting of Stockholders of the Company, including any adjournments or postponements thereof, scheduled
to be held on             , 1998 at 9:00 a.m., at the Company's corporate
headquarters located at 14 Audubon Road, Wakefield, Massachusetts 01880 (the "Special Meeting"). This Proxy Statement relates to the proposed merger (the "Merger") of Ten Ideas Acquisition Corp., a Massachusetts corporation ("Acquisition") that has been formed by Joseph Crugnale, Bertucci's founder, President and Chief Executive Officer, with and into the Company pursuant to the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement"), by and among Ten Ideas, Inc., a Delaware corporation and the sole stockholder of Acquisition ("Ten Ideas"), the Company and Acquisition.

    Pursuant to the Merger, each share of Bertucci's Common Stock, par value $0.005 per share ("Bertucci's Common Stock" or the "Shares"), issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than (i) shares of Bertucci's Common Stock held by Bertucci's or any wholly owned subsidiary thereof, (ii) 2,177,710 shares of Bertucci's Common Stock which will be contributed to Ten Ideas by Joseph Crugnale and a trust for the benefit of his minor children and (iii) shares of Bertucci's Common Stock owned by stockholders who have duly perfected their appraisal rights) will be converted into the right to receive $8.00 per share in cash.

    The Merger requires the approval at the Special Meeting of the holders of not less than two-thirds in interest of the shares of Bertucci's Common Stock entitled to vote thereon. Holders of Bertucci's Common Stock who dissent from the Merger in compliance with the Massachusetts General Laws will be entitled to appraisal rights under Sections 86 through 98 of Chapter 156B of the Massachusetts General Laws ("MGL") in connection with the Merger as described herein. See "APPRAISAL RIGHTS" and ANNEX III attached hereto.

    At its meeting on February 12, 1998, the Board of Directors of Bertucci's (the "Board"), by unanimous vote of all of the directors, other than Mr. Crugnale, approved the Merger and determined, among other things, that the Merger Agreement and the transactions contemplated thereby, including the Merger, taken together, are fair and in the best interests of Bertucci's and its stockholders and resolved to recommend that holders of Bertucci's Common Stock approve the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement.

    Bertucci's Common Stock is listed for trading on the Nasdaq National Market
("Nasdaq") under the symbol "BERT." On             , 1998, the last reported
sale price of Bertucci's Common Stock was $        per share. On February 13,
1998, the last trading day before public announcement of the execution of the Merger Agreement, the last reported sale price of Bertucci's Common Stock was $6.00 per share. If the Merger is approved, the Company will seek to have Bertucci's Common Stock delisted from Nasdaq.

    This Proxy Statement, the accompanying form of Proxy card (the "Proxy") and the other enclosed documents are first being mailed to stockholders of the
Company on or about            , 1998.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION. THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS
           OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR
            ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION                                                                            4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                  5
FORWARD-LOOKING STATEMENTS                                                                       5
SUMMARY                                                                                          6
INTRODUCTION                                                                                    14

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING                                                 14

VOTING AT THE SPECIAL MEETING                                                                   15

  Proxies                                                                                       15
  Record Date; Stock Entitled to Vote; Quorum                                                   16
  Solicitation of Proxies                                                                       16

SPECIAL FACTORS                                                                                 17

  Background of the Merger                                                                      17

  Fairness of the Merger; Recommendation of the Board of Directors                              19

  Opinion of Financial Advisor                                                                  21
  -    Analysis of Premiums Paid                                                                22
  -    Comparable Company Analysis                                                              23
  -    Comparable Transactions Analysis                                                         23
  -    Discounted Cash Flow Analysis                                                            23

  Interests of Certain Persons in the Merger; Conflicts of Interest                             24

  Purpose of the Merger                                                                         25

  Certain Effects of the Merger                                                                 26

  Plans for the Company After the Merger                                                        26

  Risk That the Merger Will Not Be Consummated                                                  26

  Certain Risks in the Event of Bankruptcy                                                      27

  Litigation Challenging the Merger                                                             27

THE COMPANY                                                                                     29

  General                                                                                       29
  Restaurant Locations and Expansion Plans                                                      30
  Marketing                                                                                     31
  Restaurant Operations and Management                                                          31
  Purchasing Operations                                                                         32
  Competition                                                                                   32
  Government Regulation                                                                         32
  Service Marks                                                                                 33
  Employees                                                                                     33

  Properties                                                                                    33
  Legal Proceedings                                                                             34

THE MERGER                                                                                      35
  Background of the Merger                                                                      35
  Merger Consideration                                                                          35
  Effective Time                                                                                35
  Conversion of Acquisition Stock                                                               35
  Conversion of Bertucci's Common Stock; Procedures for Exchange of Certificates                36
  Conduct of Business Pending the Merger                                                        36
  Conditions to the Consummation of the Merger                                                  36
  Federal Income Tax Considerations                                                             37
  Anticipated Accounting Treatment                                                              37
  Effect on Stock Options and Employee Benefit Matters                                          37
  Nasdaq Delisting                                                                              38
  Merger Financing                                                                              38
  Fees and Expenses                                                                             39
  Bertucci's Capital Stock                                                                      39
  -    Bertucci's Common Stock                                                                  39
  -    Bertucci's Preferred Stock                                                               40

CERTAIN PROVISIONS OF THE MERGER AGREEMENT                                                      40
  The Merger                                                                                    40
  Representations and Warranties                                                                40
  Certain Pre-Closing Covenants                                                                 41
  No Solicitation of Alternative Transactions                                                   42
  Articles of Organization and Bylaws                                                           42
  Board of Directors and Officers of the Company Following the Merger                           42
  Stock Options and Employee Benefit Plans                                                      43
  Access to Information and Confidentiality                                                     43
  Commercially Reasonable Efforts                                                               43
  Indemnification and Insurance                                                                 43
  Conditions to the Consummation of the Merger                                                  43
  Termination                                                                                   45
  Amendment and Waiver                                                                          46
  Expenses and Certain Required Payments                                                        46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                  48

SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY                                             49

MARKET PRICES AND DIVIDENDS ON THE SHARES                                                       50

CERTAIN TRANSACTIONS IN THE COMMON STOCK                                                        51

APPRAISAL RIGHTS                                                                                51

EXPERTS                                                                                         51

OTHER INFORMATION AND STOCKHOLDER PROPOSALS                                                     52

                             AVAILABLE INFORMATION

    No person is authorized to give any information or to make any representations, other than as contained in this Proxy Statement, in connection with the Merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Bertucci's, Ten Ideas or Acquisition. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Bertucci's Common Stock is listed on Nasdaq and certain reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    This Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. Copies of any such documents relating to the Company, other than exhibits to such documents (unless such exhibits specifically are incorporated by reference in such documents), are available without charge, upon written or oral request, from Bertucci's, Inc., 14 Audubon Road, Wakefield, MA 01880, Attention: Norman S. Mallett, Treasurer, Vice President -- Finance and Chief Financial Officer, telephone: (781) 246-6700. In order to ensure timely delivery of the documents requested, any such request
should be made by            , 1998.

    The following documents previously filed by the Company (File No. 0-19315) with the Commission are incorporated in this Proxy Statement by reference:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

    (2) The Company's Proxy Statement, dated April 16, 1997, which was mailed to the Company's stockholders in connection with the Annual Meeting of Stockholders held on May 13, 1997.

    (3) The description of Bertucci's Common Stock set forth in the Company's Registration Statement on Form 8-A, filed on May 29, 1991.

    (4) The Company's Current Report on Form 8-K, dated February 13, 1998.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

                           FORWARD-LOOKING STATEMENTS

    Cautionary statement for purposes of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995: Certain statements contained in this Proxy Statement, including statements regarding the opening of new restaurants, are forward-looking and represent the Company's expectations or beliefs concerning future events. The Company cautions that these and similar statements involve risks, uncertainties, and assumptions relating to the operations and results of operations of the Company, competitive factors and pricing pressures, shifts in consumer demand, the costs of products and services, general economic conditions, and the acts of third parties, as well as other factors which are detailed, from time to time, in the Company's periodic reports filed with the Commission.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. REFERENCE IS MADE TO THE MORE DETAILED INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THIS PROXY STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

THE SPECIAL MEETING

Time and Place; Record Date.........  A Special Meeting of Stockholders of Bertucci's will
                                      be held on       , 1998, at 9:00 a.m. Eastern Time at
                                      Bertucci's, Inc. corporate headquarters, 14 Audubon
                                      Road, Wakefield, MA 01880. Stockholders of record at
                                      the close of business on            , 1998 (the
                                      "Record Date") will be entitled to notice of, and to
                                      vote at, the Special Meeting. At the close of business
                                      on the Record Date, there were outstanding and
                                      entitled to vote 8,908,621 shares of Bertucci's Common
                                      Stock.

Matters to be Considered............  The purpose of the Special Meeting is to approve and adopt the Merger Agreement and the transactions
                                      contemplated thereby, including the Merger, pursuant
                                      to which (a) Acquisition will merge with and into
                                      Bertucci's with Bertucci's being the surviving
                                      corporation (the "Surviving Corporation"), (b) the
                                      stockholders of Bertucci's will receive the cash
                                      consideration described below in the Summary under
                                      "THE MERGER--Effect of the Merger" and (c) Bertucci's
                                      will thereby become a wholly-owned subsidiary of Ten
                                      Ideas, all the stock of which will be owned
                                      immediately prior to the Effective Time by Joseph
                                      Crugnale, the Company's founder, President and Chief
                                      Executive Officer.

Required Votes......................  Approval of the Merger Agreement requires the affirmative vote of stockholders holding two-thirds in
                                      interest of the shares of Bertucci's Common Stock
                                      entitled to vote thereon. Joseph Crugnale, who
                                      beneficially owns approximately 24.4% of the issued
                                      and outstanding shares of Bertucci's Common Stock,
                                      intends to vote such shares in favor of the resolution
                                      to approve and adopt the Merger Agreement and the
                                      transactions contemplated thereby, including the
                                      Merger. See "THE SPECIAL MEETING--Required Votes" and
                                      "THE MERGER--Interests of Certain Persons in the
                                      Merger."

Voting of Proxies...................  Shares of Bertucci's Common Stock represented by a properly executed Proxy received in time for the
                                      Special Meeting will be voted in the manner specified
                                      in the Proxy. Properly executed Proxies that do not
                                      contain any instruction to vote for or against or to
                                      abstain from voting on a particular matter

                                      will be voted in favor of such matter. See
                                      "INTRODUCTION--Voting at The Special Meeting--
                                      Proxies." It is not expected that any matter other
                                      than the proposal to approve and adopt the Merger
                                      Agreement will be brought before the stockholders at
                                      the Special Meeting. If, however, other matters are
                                      properly presented, the persons named as proxies will
                                      vote in accordance with their best judgment with
                                      respect to such matters.

Adjournments; Revocability of         If the Special Meeting is adjourned or postponed, for
Proxies.............................  whatever reason, the approval of the Merger Agreement shall be considered and voted upon by stockholders of
                                      the Company at the subsequent, reconvened meeting, if
                                      any. You may revoke your Proxy at any time prior to
                                      its exercise by (i) attending the Special Meeting and
                                      voting in person (although attendance at the Special
                                      Meeting will not in and of itself constitute
                                      revocation of a Proxy), (ii) giving notice of
                                      revocation of your Proxy at the Special Meeting, or
                                      (iii) delivering (a) a written notice of revocation of
                                      your Proxy, or (b) a duly executed Proxy relating to
                                      the matters to be considered at the Special Meeting,
                                      bearing a date later than the Proxy previously
                                      executed, to the Clerk of Bertucci's, c/o Bertucci's,
                                      Inc., 14 Audubon Road, Wakefield, Massachusetts 01880.
                                      Unless revoked in one of the manners set forth above,
                                      Proxies in the form enclosed will be voted at the
                                      Special Meeting in accordance with your instructions.

Solicitation of Proxies.............  The cost of soliciting Proxies will be borne by the
                                      Company. The Company may solicit Proxies and the
                                      Company's directors, officers and employees may also
                                      solicit Proxies by telephone, facsimile telegram or
                                      personal interview. These persons will receive no
                                      additional compensation for their services.
                                      Arrangements will be made to furnish copies of Proxy
                                      materials to fiduciaries, custodians and brokerage
                                      houses for forwarding to beneficial owners of
                                      Bertucci's Common Stock. Such persons will be
                                      reimbursed for their reasonable out-of pocket
                                      expenses. Morrow & Co., Inc. will assist in the
                                      solicitation of Proxies by the Company for a fee of
                                      $8,000, plus reasonable out-of-pocket expenses and a
                                      reasonable fee for each telephone solicitation.

                                      HOLDERS OF BERTUCCI'S COMMON STOCK SHOULD NOT SEND
                                      STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE
                                      MERGER IS CONSUMMATED, A LETTER OF TRANSMITTAL WILL BE
                                      MAILED TO STOCKHOLDERS TO EXCHANGE THEIR STOCK
                                      CERTIFICATES FOR THE CASH PRICE.

THE MERGER

Effect of the Merger................  At the Effective Time, Acquisition will be merged with and into Bertucci's, and Bertucci's will continue as
                                      the surviving corporation in the Merger and as a
                                      wholly-owned subsidiary of Ten Ideas. Subject to
                                      certain provisions as described herein with respect to
                                      shares owned by Bertucci's or any wholly owned
                                      subsidiary of Bertucci's, and with respect to
                                      Dissenting Shares (as defined under "APPRAISAL RIGHTS"
                                      below), each issued and outstanding share of
                                      Bertucci's Common Stock will be converted into the
                                      right to receive in cash from Bertucci's following the
                                      Merger an amount equal to $8.00 (the "Cash Price").
                                      Each stockholder of Bertucci's (other than Ten Ideas)
                                      shall receive the Cash Price with respect to all of
                                      such stockholder's shares of Bertucci's Common Stock.

                                      Following the Merger, the Company's existing
                                      stockholders (other than Mr. Crugnale, through his
                                      ownership of Ten Ideas), will have no continuing
                                      ownership interest in the Company and will no longer
                                      participate in the future earnings and potential
                                      growth of the Company.

Recommendation of the Board of        At its February 12, 1998 meeting, the Board of
Directors...........................  Directors of the Company, by unanimous vote, (i)
                                      determined that the Merger Agreement and the
                                      transactions contemplated thereby, including the
                                      Merger, taken together, are fair and in the best
                                      interests of the Company and its stockholders, and
                                      (ii) resolved to recommend that the holders of
                                      Bertucci's Common Stock approve the Merger Agreement
                                      and the transactions contemplated thereby, including
                                      the Merger. See "SPECIAL FACTORS--Fairness of the
                                      Merger; Recommendation of the Board of Directors" and
                                      "THE MERGER--Background of the Merger," "--Opinion of
                                      Financial Advisor," and "--Reasons for the Merger."

Opinion of Financial Advisor........  On February 12, 1998, NationsBanc Montgomery
                                      Securities LLC ("NMS") delivered its oral opinion,
                                      which was subsequently confirmed in writing as of the
                                      same date, to the Special Committee of the Company's
                                      Board of Directors to the effect that, as of such
                                      date, the cash consideration to be received in the
                                      Merger by the stockholders of the Company is fair to
                                      such stockholders from a financial point of view. In
                                      arriving at its opinion, NMS, among other things,
                                      reviewed certain information and conducted certain
                                      analyses with respect to Bertucci's Common Stock and
                                      the Merger. For information on the assumptions made,
                                      matters considered and limits of the review by NMS,
                                      see "SPECIAL FACTORS--Opinion of Financial Advisor."
                                      Holders of

                                      Bertucci's Common Stock are urged to read in its
                                      entirety the opinion of NMS, dated February 12, 1998,
                                      a copy of which appears as ANNEX II to this Proxy
                                      Statement.

Conditions to the Merger............  The obligations of Bertucci's, Ten Ideas and
                                      Acquisition to consummate the Merger are subject to
                                      various conditions, including, without limitation, the
                                      approval of the Merger Agreement and the transactions
                                      contemplated thereby by the holders of the requisite
                                      number of shares of Bertucci's Common Stock, the
                                      obtaining of any other material third party or
                                      governmental consents, and the absence of any
                                      injunction or other legal restraint or prohibition
                                      preventing the consummation of the Merger. Ten Ideas
                                      and the Company have been advised by the Federal Trade
                                      Commission that the Merger is not a reportable
                                      transaction under Hart-Scott-Rodino Antitrust
                                      Improvements Act of 1976, as amended.

                                      The obligations of Ten Ideas and Acquisition to effect
                                      the Merger are further subject to, among other things,
                                      (i) the continuing material accuracy of the Company's
                                      representations and warranties made in the Merger
                                      Agreement, (ii) the performance of all material
                                      obligations of the Company under the Merger Agreement,
                                      (iii) no material adverse change to the Company's
                                      business, assets, condition (financial or otherwise)
                                      or results of operations, (iv) no more than 10% of the
                                      Company's stockholders exercising their appraisal
                                      rights, (v) the absence of pending or threatened
                                      material litigation intended to prevent the Merger,
                                      (vi) the receipt of all necessary consents or
                                      approvals of governmental entities and all third
                                      parties in connection with the execution of the Merger
                                      Agreement and the transactions contemplated therein
                                      and (vii) the receipt of financing proceeds, on terms
                                      set forth in commitment letters executed at the time
                                      of the Merger Agreement or on such other terms as the
                                      Company and Ten Ideas may reasonably agree or are not
                                      materially more onerous, in an amount sufficient to
                                      consummate the transactions contemplated by the
                                      Merger, including an amount sufficient to pay the Cash
                                      Price. See "THE MERGER--Merger Financing."

                                      The Company's obligations to effect the Merger are
                                      further subject to, among other things, (i) the
                                      continuing material accuracy of the representations
                                      and warranties of Ten Ideas and Acquisition made in
                                      the Merger Agreement, (ii) the performance of all
                                      material obligations of Ten Ideas and Acquisition
                                      under the Merger Agreement, and (iii) the

                                      absence of certain governmental proceedings intended
                                      to prevent the Merger.

                                      The conditions to each party's obligation to
                                      consummate the Merger may be waived by such party in
                                      its discretion. See "CERTAIN PROVISIONS OF THE MERGER
                                      AGREEMENT--Conditions to the Consummation of the
                                      Merger" and "--Expenses and Certain Required
                                      Payments."

Litigation Challenging the Merger...  After the announcement of the Merger, three purported class action lawsuits were filed in February, 1998 in
                                      Massachusetts Superior Court, by the same counsel,
                                      against the Company and its Board of Directors in
                                      connection with the Merger. Plaintiffs claim that the
                                      Merger is, or consummation thereof would be, wrongful,
                                      unfair and in breach of the individual defendants'
                                      fiduciary duties. The plaintiffs allege that the Cash
                                      Price is grossly inadequate, the Merger would be
                                      consummated without an auction of the Company or other
                                      market check, and that the defendants possess
                                      non-public information concerning the condition and
                                      prospects of the Company. The plaintiffs in these
                                      purported class actions seek preliminary and permanent
                                      injunctive relief against the Merger, unspecified
                                      monetary damages and other relief. Defendants
                                      vigorously contest these claims and believe that they
                                      are without merit. To date, the plaintiffs have not
                                      filed a motion for a preliminary injunction or other
                                      preliminary relief.

Merger Financing....................  At the Effective Time, Bertucci's is expected to enter into debt financing arrangements aggregating
                                      approximately $77.5 million, which will consist of
                                      both debt securities (the "Debt Securities") and a
                                      senior term and revolving credit facility (the "Credit
                                      Facilities"). It is anticipated that the full proceeds
                                      of the Debt Securities and a portion of the proceeds
                                      available pursuant to the Credit Facilities would be
                                      used to finance the conversion into cash of the shares
                                      of Bertucci's Common Stock and stock options currently
                                      outstanding. In addition, the Credit Facilities would
                                      be used to provide for Bertucci's working capital
                                      requirements at the time of and following the Merger.
                                      Acquisition has entered into commitment letters with
                                      financing sources to provide such financing. See "THE
                                      MERGER--Merger Financing."

Certain Federal Income Tax            The receipt of cash by a stockholder pursuant to the
Consequences........................  Merger will generally be treated as a sale of stock generating capital gain equal to the cash received
                                      less the stockholder's basis in the stock sold.
                                      Bertucci's may, in certain circumstances, be

                                      required to withhold tax from cash paid to
                                      stockholders. See "THE MERGER--Federal Income Tax
                                      Considerations."

Treatment of Company Stock            At the Effective Time: (x) each Company Stock Option
Options.............................  granted under the 1989, 1993 and 1997 Stock Option
                                      Plans (as defined under "THE MERGER--Effect on Stock
                                      Options and Employee Benefit Matters") outstanding
                                      immediately prior to the Effective Time, to the extent
                                      not already vested, will vest in full in accordance
                                      with the terms of such plans as a consequence of the
                                      Merger and will be canceled in exchange for a cash
                                      payment from the Company (subject to any applicable
                                      withholding taxes) equal to the product of (1) the
                                      total number of shares of Bertucci's Common Stock
                                      subject to such Company Stock Option and (2) the
                                      excess of $8.00 over the exercise price per share of
                                      Bertucci's Common Stock subject to such Company Stock
                                      Option; and (y) each Company Stock Option granted
                                      under the 1987 Stock Option Plan (as defined under
                                      "THE MERGER--Effect on Stock Options and Employee
                                      Benefit Matters") outstanding immediately prior to the
                                      Effective Time shall, to the extent then exercisable,
                                      be canceled in accordance with the terms of such plan
                                      in exchange for a cash payment from the Company
                                      (subject to any applicable withholding taxes) equal to
                                      the product of (1) the total number of vested shares
                                      of Bertucci's Common Stock subject to such Company
                                      Stock Option and (2) the excess, if any, of $8.00 over
                                      the exercise price per share of Bertucci's Common
                                      Stock subject to such Company Stock Option. The
                                      Company's stock option plans will terminate as of the
                                      Effective Time, and following the Effective Time no
                                      holder of a Company Stock Option or participant in any
                                      Company stock option plan will have any right
                                      thereunder to acquire equity securities of the Company
                                      following the Merger.

Interests of Certain Persons in the   Certain directors and officers of the Company,
Merger..............................  including Mr. Crugnale have interests, described herein, that may present them with potential conflicts
                                      of interest in connection with the Merger. The Board
                                      of Directors is aware of the conflicts and considered
                                      them in addition to the other matters described or
                                      referred to under "SPECIAL FACTORS--Fairness of the
                                      Merger; Recommendation of the Board of Directors."
                                      "--Interests of Certain Persons in the Merger;
                                      Conflicts of Interest" and "--Purpose of the Merger."

Termination of the Merger             The Merger Agreement may be terminated at any time
Agreement...........................  prior to the Effective Time by mutual written consent of Bertucci's and Ten Ideas. The Merger Agreement may
                                      also be

                                      terminated by either Bertucci's or Ten Ideas in
                                      certain circumstances, including, but not limited to,
                                      the following: (i) if upon a vote at the Special
                                      Meeting, or any adjournment thereof, the requisite
                                      approval of the stockholders of Bertucci's shall not
                                      have been obtained; (ii) if the Merger shall not have
                                      been consummated on or before July 31, 1998 (provided
                                      that the failure to consummate the Merger is not
                                      attributable to the failure of the terminating party
                                      to fulfill its obligations pursuant to the Merger
                                      Agreement); or (iii) if any court of competent
                                      jurisdiction or other governmental authority has
                                      issued an order, decree or ruling or taken any action
                                      restraining or otherwise prohibiting the Merger and
                                      such order, decree, ruling or other action shall have
                                      become final and nonappealable. In addition, the
                                      Merger Agreement may be terminated unilaterally by
                                      either Bertucci's or Ten Ideas under certain
                                      circumstances described herein, including if the Board
                                      of Directors of the Company shall have approved an
                                      alternative acquisition proposal after determining
                                      that such approval is necessary in the exercise of its
                                      fiduciary obligations under applicable law. See
                                      "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--
                                      Termination."

Termination Fee and Expenses........  Under certain circumstances described herein, termination of the Merger Agreement prior to the
                                      Effective Time will result in the payment by the
                                      Company to Ten Ideas of a termination fee of $1.5
                                      million and reimbursement of expenses aggregating up
                                      to $750,000. See "CERTAIN PROVISIONS OF THE MERGER
                                      AGREEMENT--Termination" and "--Expenses and Certain
                                      Required Payments."

Ten Ideas and Acquisition...........  Ten Ideas and Acquisition were incorporated in connection with the Merger by Joseph Crugnale and have
                                      not carried on any activities to date other than those
                                      incident to their formation and the transactions
                                      contemplated by the Merger Agreement. The principal
                                      offices of Ten Ideas and Acquisition are located at 14
                                      Audubon Road, Wakefield, Massachusetts 01880;
                                      telephone number (781) 246-6700.

Dissenting Stockholders' Appraisal    Under Sections 86 through 98, inclusive, of Chapter
Rights..............................  156B of the Massachusetts General Laws (the "MGL"), a
                                      stockholder of the Company may dissent from the
                                      Merger, demand appraisal of, and obtain payment for,
                                      the fair value of such holder's shares of Bertucci's
                                      Common Stock. In order to dissent, a Stockholder must
                                      (i) not vote for the adoption of the Merger Agreement,
                                      (ii) deliver a written objection to the merger and a
                                      demand for appraisal to the Company prior to

                                      the taking of a vote on the Merger Agreement at the
                                      Special Meeting, or any postponements or adjournments
                                      thereof, and (iii) otherwise comply with the
                                      requirements of Section 86 through 98, inclusive, of
                                      the MGL, a copy of which is included in this Proxy
                                      Statement as ANNEX III. See "APPRAISAL RIGHTS" for a
                                      summary of the rights of Stockholders to demand
                                      appraisal and a description of the procedure required
                                      to be followed to exercise such rights.

Selected Financial Data.............  Set forth herein are certain selected historical financial and other data relating to Bertucci's. The
                                      selected historical data should be read in conjunction
                                      with Bertucci's historical financial statements,
                                      including the notes thereto, incorporated by reference
                                      in this Proxy Statement.

Market Information..................  Bertucci's Common Stock is traded on the Nasdaq
                                      National Market under the symbol "BERT." On February
                                      13, 1998, the last trading day before the public
                                      announcement of the proposal, the reported closing
                                      price per Share was $6.00. On            , 1998, the
                                      last full trading day prior to the date of this Proxy
                                      Statement, the reported closing price per Share was
                                      $    .

Security Ownership of Management....  As of March 15, 1998, directors and executive officers of the Company and their affiliates were beneficial
                                      owners of an aggregate of 2,331,987 shares of
                                      Bertucci's Common Stock (approximately 26.2% of the
                                      outstanding shares), including 2,177,710 Shares of
                                      Bertucci's Common Stock (approximately 24.4% of the
                                      outstanding Shares) beneficially owned by Mr.
                                      Crugnale.

                                  INTRODUCTION

    This Proxy Statement is being furnished to holders of Bertucci's Common Stock in connection with the solicitation of proxies by the Board of Directors of Bertucci's for use at the Special Meeting of Stockholders of Bertucci's, Inc. to be held at Bertucci's corporate headquarters located at 14 Audubon Road,
Wakefield, Massachusetts 01880 on                     , 1998, beginning at 9:00
a.m. Eastern Time, and at any adjournments or postponements thereof. This Proxy Statement is accompanied by a form of Proxy for use at the Special Meeting. At the Special Meeting, Bertucci's stockholders will be asked to approve a Merger Agreement, pursuant to which Acquisition will merge with and into Bertucci's, resulting in Bertucci's being a wholly-owned subsidiary of Ten Ideas.

    This Proxy Statement and the accompanying form of Proxy are being mailed to
stockholders of the Company on or about             , 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon a proposal to adopt the Merger Agreement. If the requisite votes in favor of the proposal are obtained and certain other conditions are satisfied or, where permissible, waived, the terms of the Merger Agreement provide, among other things, that: (i) Acquisition will be merged with and into Bertucci's with Bertucci's being the surviving corporation (the "Surviving Corporation") and (ii) each share of Bertucci's Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares held at the Effective Time in Bertucci's treasury, by any subsidiary of Bertucci's, by Ten Ideas or by Acquisition, which will be canceled without payment, and other than Shares in respect of which appraisal rights have been perfected properly under the applicable sections of the MGL) will be converted into the right to receive $8.00 in cash, without interest. It is currently anticipated that the Merger will occur as promptly as practicable after adoption of the Merger Agreement by the Stockholders at the Special Meeting and the satisfaction or, where permissible, waiver of the other conditions to the consummation of the Merger. There can be no assurance that, even if the requisite Stockholder approval is obtained, the other conditions to the Merger will be satisfied or waived, or that the Merger will be consummated. See "SPECIAL FACTORS--Risk that the Merger Will Not Be Consummated." A copy of the Merger Agreement is attached to this Proxy Statement as ANNEX I. For additional information concerning the terms and conditions of the Merger, see "THE MERGER."

    Ten Ideas and Acquisition are newly incorporated entities organized by Joseph Crugnale, the Company's founder, President and Chief Executive Officer, for the purpose of effecting the transactions described in this Proxy Statement. Upon consummation of the Merger, Bertucci's will become a wholly-owned subsidiary of Ten Ideas. Prior to the Effective Time of the Merger, Ten Ideas is expected to be owned entirely by Mr. Crugnale and his affiliates.

    The Board of Directors unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, all of the stockholders of the Company and has recommended that the stockholders of the Company vote in favor of adoption of the Merger Agreement and approval of the Merger. For a discussion of the factors considered by the Board of Directors in reaching it conclusions, see "SPECIAL FACTORS--Fairness of the Merger; Recommendation of the Board of Directors." For a description of certain interests of certain of Bertucci's directors and officers that may have presented them with actual or potential conflicts of interest in connection with the Merger, see "SPECIAL FACTORS--Background of the Merger," "--Purpose of the Merger" and "--Interests of Certain Persons in the Merger; Conflicts of Interest."

VOTING AT THE SPECIAL MEETING

    The Board of Directors has fixed the close of business on            , 1998
as the "Record Date" for determining the Stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Shares as of the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 8,908,621 Shares, held by approximately 700 holders of record, outstanding and entitled to vote. The Company is unaware of any fractional shares outstanding. Stockholders may cast one vote per Share, either in person or by properly executed Proxy, on each matter to be voted on at the Special Meeting.

    Votes cast in person or by Proxy at the Special Meeting will be tabulated by Boston EquiServe, L.P. (the "Transfer Agent"). The Transfer Agent will treat abstentions as Shares that are present and entitled to vote. In addition, if a broker submits a Proxy indicating that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will be treated as present and entitled to vote.

    THE MERGER CONSTITUTES A MATTER OF GREAT IMPORTANCE TO STOCKHOLDERS OF THE COMPANY. IF THE MERGER AGREEMENT IS ADOPTED AND THE MERGER IS CONSUMMATED, THE OWNERSHIP INTERESTS OF THE STOCKHOLDERS IN THE COMPANY (OTHER THAN THE ONGOING INTEREST OF TEN IDEAS) WILL CEASE IN EXCHANGE FOR THE RIGHT TO RECEIVE A CASH PAYMENT OF $8.00 PER SHARE OR TO PURSUE APPRAISAL RIGHTS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

    Because the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the approval of holders of two-thirds in interest of the votes entitled to be cast by the holders of all outstanding shares of Bertucci's Common Stock, abstentions and broker non-votes will have the same effect as a vote against this proposal.

PROXIES

    All Shares represented at the Special Meeting by properly executed Proxies received prior to or at the Special Meeting, and not revoked before their use, will be voted in accordance with the instructions thereon. If no instructions are given, properly executed Proxies will be voted FOR adoption of the Merger Agreement. If any other matters are properly presented to the Special Meeting or any adjournments or postponements thereof, the persons named in the enclosed form of Proxy as acting thereunder will have discretion to vote on such matters in accordance with their best judgment. The Company does not know of any matters other than the adoption of the Merger Agreement that will be presented at the Special Meeting.

    A stockholder who has given a Proxy may revoke it at any time before it is voted at the Special Meeting, or any postponements or adjournments thereof, by filing with the Clerk of the Company, at the address of the Company set forth herein, a written revocation bearing a later date than the Proxy being revoked, or by submission of a validly executed Proxy bearing a later date than the Proxy being revoked, or by attending the Special Meeting, or any postponements or adjournments thereof, and voting in person

(although attendance at the Special Meeting, or any postponements or adjournments thereof, will not in and of itself constitute revocation of a Proxy).
    Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the cost of the Special Meeting and the cost of soliciting proxies therefor, including the cost of printing and mailing the Proxy material.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of Bertucci's Common Stock at the close of business on
           , 1998 will be entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 8,908,621 shares of Bertucci's Common Stock. Shares of Bertucci's Common Stock represented by properly executed Proxies which are marked "abstain" or which are not marked as to any particular matter will be counted as Shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

    The presence, in person or by Proxy, at the Special Meeting of the holders of at least 4,454,311 shares of Bertucci's Common Stock, I.E., a majority in interest of the shares of Bertucci's Common Stock outstanding on the record date, is necessary to constitute a quorum for the transaction of business. The affirmative vote of the holders of 5,939,081 shares of Bertucci's Common Stock, I.E., two-thirds interest of the votes entitled to be cast by the holders of all outstanding shares of Bertucci's Common Stock, is necessary to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Under applicable Massachusetts law, the transaction does not require the approval of a majority of holders of Bertucci's Common Stock unaffiliated with Ten Ideas. Abstentions will be counted as present for the purposes of determining whether a quorum is present, but will not be counted as votes cast in favor of the Merger Agreement.

    Because the vote on the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the approval of holders of two-thirds in interest of the votes entitled to be cast by the holders of all outstanding shares of Bertucci's Common Stock, abstentions and broker non-votes will have the same effect as a vote against this proposal.

SOLICITATION OF PROXIES

    The Company will bear the cost of the solicitation of Proxies. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, facsimile or in person. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for their forwarding of solicitation material to the beneficial owners of shares held of record by such persons and Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

    Morrow & Co., Inc. will assist in the solicitation of Proxies by the Company for a fee of $8,000, plus reasonable out-of-pocket expenses and a reasonable fee for each telephone solicitation.

    HOLDERS OF BERTUCCI'S COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

    Bertucci's completed its initial public offering of Shares in June, 1991 at an offering price (adjusted for a stock split in March, 1992) of $8.67 per Share. As the Company expanded during its early years of operation as a public company, the market price of the Shares generally appreciated in value. However, as the Company expanded into locations increasingly remote from its original base in the metropolitan Boston area and competition within the restaurant industry intensified, a number of the newly-opened restaurants failed to perform up to expectations, and the financial performance of the Company declined. Commencing in 1994, results of operations of the Company consistently fell short of securities analysts' expectations, resulting in a steady decline in the trading price of the Company's stock. The Company recorded a charge of $5.3 million in fiscal 1995 in connection with three locations closed in February, 1996. The market price of the Shares fell below $10.00 in January, 1995 and has never recovered to that level thereafter. The Shares traded within a range of $4.25 to $7.25 during fiscal 1996 and from $5.00 to $7.063 during fiscal 1997. The last reported sales price for the Shares prior to the announcement of the Merger was $6.00 per Share.

    Throughout this period, Bertucci's Board of Directors discussed its concern over the Company's operating results and the concommitant decline in the trading price of the Company's Shares. At the initiation of the Board of Directors several changes in management were made, without any discernable effect on the results of operations. During 1995, the Board of Directors engaged an investment banking firm to consider various strategic alternatives for the Company, including a potential sale of the Company. However, the investment banking firm was not able to present to the Board of Directors a transaction which the Board of Directors felt would be in the best interest of the Company's stockholders.

    By November of 1997, the Board of Directors had grown increasingly concerned about the future prospects of the Company. At the invitation of the Board of Directors, representatives of NMS addressed the Board of Directors and discussed conditions prevailing within the restaurant industry generally, as well as the challenges facing the Company. After considering the presentation made by the representatives of NMS, the Board of Directors convened a special meeting on December 4, 1997 at which representatives of NMS were invited to make a full presentation to the Board of Directors as to the strategic alternatives available to the Company. At the December 4, 1997 meeting, the representatives of NMS again reviewed with the Board of Directors the conditions prevailing in the restaurant industry generally, as well as the strengths and weaknesses of the Company. The representatives of NMS then discussed with the Company the full range of strategic alternatives available to the Company, including an acquisition by the Company of another restaurant entity or concept, the extension by the Company of its brand equity through other means, a sale of the Company to a strategic or financial buyer, which could include participation by management, the payment by the Company of a cash dividend or the repurchase by the Company of a portion of its shares, and the continuation by the Company of its current operations without pursuit of a strategic transaction. After reviewing the presentation by the representatives of NMS, and taking into account the continuing challenges facing the Company, the Board of Directors determined that it was in the best interest of the stockholders of the Company to consider a sale of the Company. Mr. Crugnale indicated that if the Company were to be sold, he would likely have an interest in structuring, or participating in, a purchase of the Company. Accordingly, a special committee of independent non-employee directors (the "Special Committee"), consisting of E. Bulkeley Griswold, Robert L. Lestina, Jr. and Allan J. Steinmetz, was formed to consider potential strategic alternatives. The Special Committee thereafter engaged NMS to serve as its financial advisor and Hutchins, Wheeler & Dittmar, A Professional

Corporation, as its special counsel. Mr. Crugnale was advised to engage separate counsel to assist him in considering whether to prepare an offer to acquire the Company. Mr. Crugnale did not participate in any of the meetings of the Special Committee.

    At the request of the Special Committee, NMS began a review of publicly and privately available information concerning the Company, as well as a review of publicly available information concerning certain other restaurant companies and recent business combinations in the restaurant industry. NMS was also directed to approach selected potential strategic acquirors in the restaurant industry and potential financial acquirors to determine whether they had an interest in acquiring the Company and, if so, at what price. The Special Committee determined that it was not in the best interest of the stockholders of the Company to conduct a public auction for the Company, because they concluded that such a process would likely result in the loss of a significant number of the Company's managers, and would be extremely disruptive to the operations of the Company's restaurants. During the months of December and January, representatives of NMS approached potential strategic and financial acquirors, and reported the results of these conversations to representatives of the Special Committee. The representatives of NMS reported that given the Company's disappointing results of operations, it was not viewed as a potential growth concept by the strategic acquirors, and therefore was not an attractive acquisition candidate. The representatives of NMS reported that several of the financial acquirors and investors whom they approached expressed an interest in investing in or acquiring the Company, but only at a relatively modest premium to the trading value of the Company's shares, and only if management of the Company were prepared to participate in such a transaction.

    In late December, 1997 and early January, 1998, Mr. Crugnale engaged BancBoston Securities Inc. as his financial advisor and engaged his own legal and accounting advisors. During January, 1998, Mr. Crugnale held discussions with potential sources of financing for the proposed acquisition. In addition, Mr. Crugnale incorporated Ten Ideas, of which he is the sole shareholder and director.

    On February 3, 1998, Ten Ideas submitted a written proposal to the Special Committee to acquire the outstanding publicly-held Shares at a price of $7.50 per Share, to be effected through a cash merger of Acquisition, a subsidiary of Ten Ideas, with and into Bertucci's. Such a merger would be subject, pursuant to Massachusetts law, to the approval of two-thirds in interest of the holders of the Shares.

    The Special Committee, together with NMS and the Company's legal counsel, considered the proposal and informed Mr. Crugnale that it believed that the price offered was inadequate. The Special Committee also insisted that it would not approve of an acquisition transaction without firm financing commitments. Representatives of the Special Committee continued to discuss with Mr. Crugnale and his advisors the offer made by Ten Ideas. On February 7, 1998, Mr. Crugnale's legal and financial advisors informed representatives of the Special Committee that they were prepared to increase their offer to $7.75 per share, and that such offer would be accompanied by firm financing commitments, subject to only usual and customary conditions. The Special Committee convened a meeting on February 8, 1998 with its financial and legal advisors. The members of the Special Committee reviewed at length the strategic alternatives available to the Company, and concluded that it would recommend acceptance of an offer from Ten Ideas but only at a price of $8.00 per share, if appropriate terms of a Merger Agreement could be negotiated. The position of the Special Committee was communicated to the financial and legal advisors of Ten Ideas, and following further negotiations, Ten Ideas agreed to increase its offer to $8.00 per Share and agreed to obtain firm written financing commitments.

    On February 9, 1998, counsel for Ten Ideas presented to counsel for the Company a proposed form of the Merger Agreement, who distributed it among the members of the Special Committee and discussed it with them. The parties negotiated the terms of the proposed Merger Agreement throughout the week of February 9, 1998. During this week, management also contacted the members of the Board by telephone to give them a preliminary indication of the Company's fiscal 1997 financial results as they were being finalized.

    On the evening of February 12, 1998, the Special Committee met with its financial and legal advisors to consider the proposed transaction. At this meeting, NMS presented orally its opinion as investment bankers that, as of such date, the aggregate consideration to be received by the stockholders pursuant to the proposed Merger was fair to such stockholders from a financial point of view. The representatives of NMS also reported that they had conducted a further pre-market check of potential strategic and financial buyers, and that on the basis of those efforts they felt it was unlikely that a third party would offer more than the price offered by Ten Ideas. The Special Committee's legal advisors reported to the members of the Special Committee on the proposed terms of the Merger Agreement. In particular, they noted that the terms of the Merger Agreement permit the Board of Directors, if required in the exercise of the Board's fiduciary duties, to withdraw its recommendation of the Merger and to accept an acquisition proposal which is more favorable to the stockholders of the Company upon payment of a break up fee and expense reimbursement. The Special Committee also reviewed the recent results of operations of the Company, and discussed the likely effect of the disappointing results for the fourth quarter of fiscal 1997 on the trading value of the Shares. Following its discussion, the Special Committee resolved to recommend to the Board of Directors that the offer of Ten Ideas at $8.00 per Share be accepted.

    The Board then invited Mr. Crugnale to join the meeting and discussed further with him his proposed financing arrangements and his plans for the Company and its employees following the proposed Merger. Thereafter, by unanimous vote of all of the directors, the Board determined the Merger to be fair and in the best interests of Bertucci's and its stockholders, approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that the stockholders vote in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby. The Board's approval was given subject to the execution and delivery of the final form of the Merger Agreement and the delivery by Acquisition of written commitments for the necessary financing to consummate the transaction.

    At approximately 6:00 p.m. on the following day, February 13, 1998, Acquisition received from its prospective financing sources executed commitment letters for financing to consummate the Merger, and Ten Ideas and Acquisition delivered to the Company's counsel an executed counterpart of the Merger Agreement and the written financing commitments, whereupon the Company issued a press release announcing the Merger and a simultaneous release announcing its financial results for the fourth quarter of fiscal 1997 and the full fiscal year.

FAIRNESS OF THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS.

    The Board of Directors by unanimous vote of all of the directors, has approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger is fair to, and in the best interests of, the stockholders of the Company. The Board of Directors recommends that all holders of Shares vote their Shares in favor of the Merger.

    The Board of Directors has reviewed the Company's position within the restaurant industry, the near and longer term prospects for that industry, and the strategic alternatives available to the Company, all with a view to maximizing stockholder value. In conducting its review, the Board considered the Company's results of operations, including those for the fourth quarter of fiscal 1997, which fell considerably short of securities analysts' expectations. In light of the Board's review of the Company's competitive position and recent operating results, anticipated trends in the industry, and the prospects for the Company, the Board determined that it would be in the best interest of the Company's stockholders for the Board to approve the Merger Agreement. In approving the Merger Agreement and the transactions contemplated thereby, and recommending that all holders Shares vote their Shares in favor of the Merger Agreement, the Board of Directors considered the following material factors:

    (i) The terms of the Merger Agreement and the fact that they were the product of arms-length negotiations among the parties;

    (ii) The trading price of shares of the Company since its initial public offering, including recent trends;

    (iii) The Company's projected financial performance, competitive position and current trends in the restaurant industry;

    (iv) The results of the process undertaken by NMS to identify and solicit indications of interest from selected potential purchasers with respect to the purchase of the Company;

    (v) The presentation by NMS at the December 4, 1997 and February 12, 1998 meetings of the Board of Directors, and the oral opinion of NMS delivered to the Board at the February 12, 1998 meeting (which was subsequently confirmed in writing) to the effect that, as of such date and based upon the assumptions and the other matters to be set forth in its written opinion, the $8.00 per Share consideration to be received by the holders of Shares in the Merger is fair to such holders from a financial point of view. A copy of the opinion of NMS, which sets forth the assumptions made, the matters considered and the limitations of the review undertaken by NMS, is attached hereto as ANNEX II. Stockholders are urged to read the opinion of NMS carefully in its entirety;

    (vi) The fact that the terms of the Merger Agreement permit the Board of Directors, if required by the Board's fiduciary duties, to withdraw its recommendation of the Merger to accept an acquisition proposal which is more favorable to the Bertucci's stockholders upon payment of a reasonable break up fee and reimbursement of expenses;

    (vii) The fact that an affirmative vote of the holders of two-thirds in interest of the outstanding shares of Bertucci's Common Stock is required to approve and adopt the Merger Agreement.

    (viii) The fact that the offer made by Ten Ideas was for cash and accompanied by financing commitments, subject to customary conditions; and

    (ix)  The availability of dissenters' rights of appraisal in the Merger.

    The Board of Directors did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to and considered by it.

OPINION OF FINANCIAL ADVISOR

    Pursuant to an engagement letter dated December 5, 1997 (the "Engagement Letter"), the Special Committee of the Board of Directors (the "Special Committee") engaged NMS to act as its exclusive financial advisor in connection with the consideration by the Company of various strategic and financial alternatives available to it to maximize stockholder value. NMS is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Special Committee selected NMS as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger and its reputation and experience in the restaurant and investment communities and its historical investment banking relationship with the Company.

    In connection with the consideration by the Special Committee of the merits of the Merger, NMS was asked under the terms of the Engagement Letter to perform various financial analyses and deliver to the Special Committee its opinion based on such analyses. At the February 12, 1998 meeting of the Special Committee, NMS delivered its oral opinion, and subsequently confirmed in writing as of such date, that the consideration to be received by the stockholders of the Company in the Merger is fair to Bertucci's stockholders from a financial point of view (the "NMS Opinion"). No limitations were imposed by the Special Committee upon NMS with respect to the investigations made or the procedures followed by it in rendering its opinion except that NMS was not authorized to, and did not, solicit any indications of interest from any potential third party, either financial or strategic, to acquire all or any part of the Company other than a group of potential strategic and financial buyers selected by the Company in consultation with NMS.

    THE FULL TEXT OF NMS' WRITTEN OPINION TO THE COMPANY'S BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY NMS, IS ATTACHED HERETO AS ANNEX II AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF NMS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. NMS' OPINION IS ADDRESSED TO THE SPECIAL COMMITTEE ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    In connection with its opinion, NMS has among other things: (i) reviewed certain publicly available financial and other data with respect to the Company, including the consolidated financial statements for recent years and interim periods to December 27, 1997 and certain other relevant financial and operating data relating to the Company made available to NMS from published sources and from the internal records of the Company; (ii) reviewed the financial terms and conditions of the draft Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, the Company's common stock; (iv) compared the Company from a financial point of view with certain other companies in the restaurant industry that NMS deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the restaurant industry which NMS deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of the Company certain information of a business and financial nature regarding the Company;
(vii) made inquiries regarding and discussed the Merger and the draft Merger Agreement and other matters related thereto with the Company's counsel; (viii) made inquiries of selected third parties on a confidential basis regarding an investment in or acquisition of the Company; and (ix) performed such other analyses and examinations as NMS deemed appropriate.

    Based upon the foregoing, but subject to the limitations set forth below and in reliance upon the assumptions set forth below, NMS provided the Special Committee with its opinion as investment bankers that, as of the date of the NMS Opinion, the consideration to be received by the stockholders of the Company pursuant to the Merger was fair to the holders of such Shares from a financial point of view. The terms of the Merger and the amount of the consideration to be received by stockholders of the Company thereunder were determined pursuant to negotiations between the Company and Ten Ideas and not pursuant to recommendations of NMS.

    In connection with its review, NMS did not independently verify the foregoing information and relied on such information being accurate and complete in all material respects. With respect to the financial forecasts for the Company, NMS assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates at the time of preparation as to the future financial performance of the Company and that the forecasts provided a reasonable basis upon which NMS could form its opinion. NMS also assumed that there were no material changes in the Company's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to NMS. NMS relied on advice of counsel and the independent accountants to the Company as to all legal and financial reporting matters, respectively, with respect to the Company, the Merger and the draft Merger Agreement. NMS has assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Exchange Act and all other applicable federal and state statutes, rules and regulations. In addition, NMS did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of the Company and was not furnished with any such appraisals. Finally, NMS' opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to NMS as of February 12, 1998.

    NMS also assumed with the Company's consent that the Merger Agreement will be consummated in accordance with the terms described in the Merger Agreement, without any amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder.

    Set forth below is a brief summary of selected analyses presented by NMS to the Special Committee on February 12, 1998 in connection with the NMS Opinion.

ANALYSIS OF PREMIUMS PAID

    NMS reviewed the acquisition premiums paid for two comparable groups of selected public companies for certain periods prior to announcing a transaction (premiums paid one day, one week and four weeks prior). For the first group, consisting of 127 transactions valued at between $50 million and $200 million, the mean and median premiums paid in the transaction as compared to one day prior to the announcement of the transaction were 24.7% and 20.3%, respectively, as compared to a premium of approximately 33.0% to be paid for Bertucci's in the Merger. A valuation based on an analysis of premiums paid on this comparable group yields a price range for the Company of $7.37 to $8.05 per share versus the Cash Price of $8.00 per share. The average and median acquisition premium on comparable restaurant buyout offers, the second group reviewed, yielded a mean and median premium of 23.0% and 19.5%, respectively. A valuation based on an analysis of such premiums paid yielded an implied per share valuation of $7.32 to $7.53 versus the Cash Price of $8.00 per share.

COMPARABLE COMPANY ANALYSIS

    NMS analyzed a group of fourteen comparable public companies that included selected restaurant companies. As a multiple of last twelve months' ("LTM") revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA") and EBIT, the restaurant comparable companies trade at a median of 0.9x, 6.3x and 10.0x, respectively, indicating a realistic valuation range for the Company of between $6.00 and $10.00 per share. From this analysis, NMS also determined that the Cash Price of $8.00 per share, representing a 20.5x price to 1997 earnings ratio, represents a fair offer when compared to the prevailing price to LTM earnings ratios for other comparable restaurant companies
(mean: 17.1x; median: 13.8x). NMS also analyzed a subgroup of four restaurant companies within the group of selected restaurant companies which it believed to be particularly comparable to the Company (including Au Bon Pain, Sbarro, Inc., Uno Restaurant Corp. and Rock Bottom Restaurants (Old Chicago Pizzeria)). Based on LTM EBITDA for this group, NMS arrived at a realistic valuation range for the Company of $6.82 to $6.97 per share, compared to the Cash Price of $8.00.

COMPARABLE TRANSACTIONS ANALYSIS

    NMS developed a list of sixteen comparable merger and acquisition transactions involving selected restaurant companies to determine comparable transaction multiples of revenue, EBITDA and net income. From this analysis, NMS determined that the $8.00 Cash Price, representing a multiple of approximately 5.7x LTM EBITDA, compares favorably to the multiples paid for other comparable restaurant companies (mean: 5.1x; median: 5.7x). Additionally, the median comparable transaction multiple of equity value to net income was 17.7x, indicating a per share valuation for the Company of $6.94 versus the Cash Price of $8.00 per share.

    No other company or transaction used in the above analysis as a comparison is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company and the Merger are being compared. Mathematical analysis (such as determining average or median) is not, in itself, a meaningful method of using comparable transaction data.

DISCOUNTED CASH FLOW ANALYSIS

    NMS applied a discounted cash flow analysis to the financial cash flow forecasts for the Company for calendar years 1998 to 2002. Using this information, NMS calculated the net present value of free cash flows the Company could generate through 2002 using discount rates of 10%, 11% and 12%. NMS' estimate of the appropriate discount rate was based on the weighted average cost of capital of comparable restaurant companies. NMS also calculated the terminal value of the Company in the year 2002 based on exit multiples of 2002 EBITDA ranging from 6.0x to 8.0x and discounted these terminal values using discount rates of 10%, 11% and 12%. This analysis indicated the Company's computed per share price is $7.01 to $9.37.

    Inherent in any discounted cash flow valuation are the use of a number of assumptions, including the accuracy of projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgements could significantly alter the results of a discounted cash flow analysis.

    The summary set forth above does not purport to be a complete description of the presentation by NMS to the Special Committee or the analyses performed by NMS. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. NMS believes that such analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all such analyses and factors, would create an incomplete view of the analyses set forth in its presentation to the Special Committee. In addition, NMS may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be NMS' view of the actual value of the Company.

    In performing its analyses, NMS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by NMS are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of NMS' analysis of the fairness of the Merger to the Company stockholders and were provided to the Special Committee in connection with the delivery of the NMS Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. NMS used in its analyses various projections of future performance prepared by the management of the Company. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    As described above, the NMS Opinion and presentation to the Special Committee were among the many factors taken into consideration by the Company's Board of Directors in making its determination to approve, and to recommend that its stockholders approve, the Merger.

    Pursuant the Engagement Letter, the Company paid NMS (i) a retainer fee of $50,000 on December 5, 1997, and (ii) an additional fee of $250,000 on February 12, 1998 following the delivery of the NMS Opinion, both of which will be credited against any fee payable to NMS upon consummation of the Merger. Upon consummation of the Merger, the Company will become obligated to pay NMS a fee of approximately $1.25 million. The Company has also agreed to reimburse NMS for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, the Company has agreed to indemnify NMS, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

    In the past, NMS has provided financial advisory and investment banking services to the Company and has received customary fees for the rendering of such services. In the ordinary course of its business, NMS actively trades securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CONFLICTS OF INTEREST

    In considering the recommendation of the Board of Directors with respect to the Merger, stockholders should be aware that certain members of Bertucci's Board of Directors have certain interests that present them with actual or potential conflicts of interest in connection with the Merger. The Board of Directors was aware of these conflicts and considered them among the other matters described under

"SPECIAL FACTORS--Fairness of the Merger; Recommendation of the Board of Directors," "THE MERGER--Effect on Stock Options and Employee Benefit Matters," and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

    In particular, Mr. Crugnale, the Company's founder, President and Chief Executive Officer and a member of the Board of Directors, may benefit from the Merger as described under "--Purpose of the Merger." In addition, the other members of the Board of Directors and officers of the Company beneficially own Shares and options to purchase Shares for which they would receive the same cash payments as other stockholders upon the closing of the Merger (less the exercise price, in the case of options).

    The compensation levels and employee benefit plans and programs for directors, officers and employees of Bertucci's after the Merger are expected to be substantially the same as those currently provided by Bertucci's, except that the Company's existing stock option plans and Employee Stock Purchase Plan will be terminated. Ten Ideas will consider the implementation of a new profit-sharing plan following the Merger. No director or officer of the Company will receive any payment under any employment or severance agreement as a result of the Merger.

PURPOSE OF THE MERGER

    The Company has entered into the Merger Agreement because the Board of Directors concluded that the Merger was fair to, and in the best interests of, the Company's stockholders. In particular, the Board concluded that it was unlikely at the time that the Company could be sold in a transaction, or any transaction could be consummated, other than the Merger, in which the stockholders would have an opportunity to obtain a premium to current market prices, and that the $8.00 per Share price payable in the Merger represented an attractive alternative to the potential for future market appreciation of the Bertucci's Common Stock.

    The purpose of the Merger for Ten Ideas and Mr. Crugnale is to enable Mr. Crugnale to own and operate the business which he founded, and to control the business and affairs of Bertucci's to a greater extent than he is currently able. Ten Ideas regards the acquisition of the Shares in the Merger as an attractive investment opportunity because it believes that Bertucci's future business prospects are favorable, although undervalued by the public equity markets. By rolling over all of Mr. Crugnale's existing equity interest in Bertucci's into Ten Ideas, and by leveraging that investment value, Ten Ideas will be able to provide the unaffiliated stockholders of the Company with an opportunity to realize now on the fair value of their shares. Although the effect of the Merger will be to substantially increase the Company's leverage, and hence its investment risk, Ten Ideas believes that Bertucci's operations will provide adequate cash flow to service the debt incurred to fund the Merger, and over time will increase stockholder value. In addition, operating as a private company should allow Bertucci's increased flexibility to slow down growth and close under-performing restaurants when appropriate, and to take such other actions as needed to manage and operate its business. These actions are often not well received by the public equity markets due to such markets' focus on short-term increases in reported quarterly earnings.

    In order to provide a prompt and orderly transfer of ownership of Bertucci's from the public stockholders to Ten Ideas, in light of relevant financial, legal, tax and other considerations, and to facilitate the required financing for the transaction, the acquisition has been structured as a merger pursuant to which, if the Merger Agreement is adopted by the requisite vote of the stockholders, Acquisition will be merged with and into Bertucci's. Following the Merger, the Bertucci's Common Stock currently outstanding will no longer represent an equity interest in Bertucci's.

CERTAIN EFFECTS OF THE MERGER

    Upon consummation of the Merger, the stockholders of the Company will be entitled to receive a payment in cash of $8.00 per Share, without interest, or to exercise appraisal rights pursuant to the MGL if properly demanded prior to the vote on the Merger at the Special Meeting. The existing stockholders (other than Mr. Crugnale through his ownership of Ten Ideas), as of the Effective Time, will have no continuing ownership interest in the Company and will no longer participate in the future earnings and potential growth of the Company.

    As a result of the Merger, the Company will become a privately held, wholly-owned subsidiary of Ten Ideas. From the Effective Time, the Shares will no longer be traded on Nasdaq, and price quotations with respect to sales of Shares in the public market will no longer be available. The registration of the Shares under the Exchange Act will terminate and this termination will eliminate the Company's obligation to file periodic financial and other information with the Commission and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement, under the proxy rules of Regulation 14A, of furnishing a proxy or information statement in connection with stockholders meetings no longer applicable to the Company.

    Pursuant to the terms of the Merger Agreement, the Board of Directors of Acquisition shall become, upon consummation of the Merger, the Board of Directors of the Surviving Corporation. Mr. Crugnale is the sole current director of Acquisition and is expected to be the only director of the Surviving Corporation.

PLANS FOR THE COMPANY AFTER THE MERGER

    It is expected that following the Merger the business and operations of the Company will, except as set forth in this Proxy Statement, be conducted by Surviving Corporation substantially as they are currently conducted.

    Except as described in this Proxy Statement, neither Mr. Crugnale, Ten Ideas, nor Acquisition has any present plans or proposals that relate to or would result in an extraordinary corporate transaction involving the Company's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations of the Company or sale or transfer of a material amount of assets. However, Ten Ideas will continue to evaluate the business and operations of the Surviving Corporation following the Merger and may propose or develop new plans and proposals which it considers to be in the best interests of the Surviving Corporation and its stockholders. Specifically, Ten Ideas currently intends to continue the Company's current strategy of slower, more controlled growth at a rate of four to six new restaurants per year, rather than eight to ten stores as in some recent years, although the Company intends to proceed with the opening of each of the seven restaurants currently under development. See "THE COMPANY-- Restaurant Locations and Expansion Plans."

RISK THAT THE MERGER WILL NOT BE CONSUMMATED

    Consummation of the Merger is subject to several conditions, including receipt of the required stockholder approval, the absence of an injunction or other order restraining consummation of the transactions contemplated by the Merger Agreement, receipt by Ten Ideas and/or Acquisition of the required financing to complete the Merger and to pay related fees and expenses and holders of not more than 10% of the outstanding Shares electing to demand appraisal rights. See "THE MERGER--Conditions to the Consummation of the Merger" and "APPRAISAL RIGHTS." Although, as described in "THE MERGER--Merger Financing," Ten Ideas has obtained commitments for the required financing, these commitments contain numerous conditions. Therefore, even if the requisite stockholder approval is obtained, there can be no assurance that the Merger will be consummated.

    The Merger Agreement provides that Ten Ideas is entitled to payment from Bertucci's of a $1.5 million termination fee and reimbursement from Bertucci's for its expenses incurred in connection with the Merger Agreement and consummation of the transactions contemplated thereby in the event that the Merger Agreement is terminated by Bertucci's because of the exercise by the Board of Directors of its right under the Merger Agreement to accept another acquisition proposal pursuant to its fiduciary obligations to stockholders under applicable law, or if the Merger Agreement is terminated by Ten Ideas following the Board of Directors of Bertucci's (i) withdrawal or modification of, in a manner adverse to Ten Ideas, its approval or recommendation of the Merger or
(ii) approval of another acquisition proposal; provided that such reimbursement for expenses shall not exceed an aggregate of $750,000. In addition, the Merger Agreement provides for certain other circumstances in which such expenses must be reimbursed. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT-- Expenses and Certain Required Payments" and "--Conditions to the Consummation of the Merger."

    It is expected that if the Merger Agreement is not adopted by the stockholders, or if the Merger is not consummated for any other reason, the Company's current management, under the direction of the Board of Directors, will continue to manage the Company as an on-going business. No other transaction is currently being considered by the Company as an alternative to the Merger.

CERTAIN RISKS IN THE EVENT OF BANKRUPTCY

    If the Company is insolvent at the Effective Time or becomes insolvent as a result of the Merger, the transfer of funds representing the $8.00 per Share price payable to stockholders of the Company upon consummation of the Merger may be deemed to be a "fraudulent conveyance" under applicable law, and therefore may be subject to claims of certain creditors of the Company. If such a claim is asserted by the creditors of the Company after the Merger, there is a risk that persons who were stockholders of the Company at the Effective Time will be ordered by a court to turn over to the Company's trustee in bankruptcy all or a portion of the $8.00 per Share in cash they received upon the consummation of the Merger.

    Based upon the projected capitalization of the Company at the time of the Merger and projected results of operations and cash flow after the Merger, management of the Company has no reason to believe that the Company and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the Merger.

LITIGATION CHALLENGING THE MERGER

    After the announcement of the Merger, three purported class action lawsuits were filed in February, 1998 in Massachusetts Superior Court, by the same counsel, against the Company and its Board of Directors in connection with the Merger. Plaintiffs claim that the Merger is, or consummation thereof would be, wrongful, unfair and in breach of the individual defendant's fiduciary duties. The plaintiffs allege that the Cash Price is grossly inadequate, the Merger would be consummated without an auction of the

Company or other market check, and the defendants allegedly possess non-public information concerning the condition and prospects of the Company. The plaintiffs in these purported class actions seek preliminary and permanent injunctive relief against the Merger, unspecified monetary damages and other relief. Defendants vigorously contest these claims and believe that they are without merit. To date, the plaintiffs have not filed a motion for a preliminary injunction or other preliminary relief.

                                  THE COMPANY

GENERAL

    As of the fiscal year ended December 27, 1997, the Company operated a chain of eighty-four full-service, Italian restaurants under the "Bertucci's Brick Oven Pizzeria" name in the Northeastern and Mid-Atlantic regions, and the Chicago, Illinois, and Atlanta, Georgia, metropolitan areas. The restaurants' menu features original-recipe gourmet pizza, prepared in brick ovens, and other high-quality, moderately-priced Italian food. In addition, the Company also operates Sal and Vinnie's Sicilian Steakhouse, which was opened in the first quarter of 1997 in Norwood, Massachusetts.

    Bertucci's seeks to distinguish itself from its competitors in the family and adult casual-dining market segments through offering:

    - a distinctive, yet moderately-priced menu that features fresh, natural ingredients and includes brick-oven baked gourmet pizzas and bread, a wide variety of pasta items, appetizers, and desserts;

    - a contemporary European-style design, centered around a large-display cooking area with brick ovens, customized for each particular restaurant's location, with no two restaurants looking alike; and

    - a relaxed, family atmosphere, as evidenced by moderate sales of alcoholic beverages which, during fiscal year 1997 accounted for only 8.7% of net sales.

    The Bertucci's concept features lower-cost food items and a restaurant design with a lower capital investment (averaging $1.2 million) than many competitors that offer a broader menu. Accordingly, the restaurants are able to offer customers excellent value while permitting the Company to maintain relatively high restaurant-unit operating margins.

    The first Bertucci's Brick Oven Pizzeria was opened in Somerville, Massachusetts in 1981 by the Company's founder, President and Chief Executive Officer, Joseph Crugnale. In 1985, the Company began expanding and as of December 27, 1997, operated eighty-four Bertucci's restaurants, of which thirty-one were located in Massachusetts, two each were located in Rhode Island and Washington, DC, three were located in New Jersey and New Hampshire, four each were located in New York and Pennsylvania, six each were located in Georgia and Maryland, nine were located in Connecticut, and seven were located in Illinois and Virginia. In addition, the Company operates one Sal and Vinnie's restaurant in Massachusetts. During the 1996 fiscal year, two locations in Florida and one location in New Jersey were closed. Four Bertucci's restaurants and one Sal and Vinnie's restaurant were opened in 1997, and the Company expects to open five to six restaurants in 1998. The Company's strategy is to pursue controlled expansion in contiguous areas that can support multiple locations, with an emphasis on future expansion into existing markets.

    Average sales per restaurant open for the full period were $1,673,000, $1,671,000, and $1,712,000 in 1995, 1996, and 1997, respectively.

    The Company's restaurants are full-service, casual-dining restaurants that feature gourmet Italian food with an emphasis on brick-oven baked pizzas and creative pasta dishes. During fiscal year 1997, sales of pizza accounted for approximately 40% of net sales. Through development of a distinctive menu and a contemporary European-style design, the Company strives to offer a unique dining experience with excellent value for the price. The Company's restaurants appeal to a diverse target market. In addition to adult-dining, family-dining is encouraged, and a special menu is provided for children. All of the

Company's restaurants are open for lunch and dinner, seven days a week. Most items on the menu may be purchased for take-out service or delivery, which, during fiscal year 1997, accounted for approximately 27% of net sales.

    The Company's signature product, gourmet pizza, is offered with a wide variety of cheese, vegetable, and meat toppings, and is prepared in brick ovens. By baking its pizzas in brick ovens at an unusually high temperature, but for a relatively short period of time, the Company is able to produce a light crust while preserving the flavor and moisture of the toppings. Management believes that the Company's original recipes and brick-oven baking techniques combine to produce a superior pizza that is difficult to duplicate. In addition to pizzas, the Company's menu features a variety of pasta items, appetizers, soups, salads, calzones, and desserts that are prepared fresh daily according to Bertucci's special recipes. Natural, fresh ingredients are a cornerstone of the Bertucci's concept. In order to ensure the uniform high-quality and freshness of its menu offerings, the Company makes all of its own dough, sauces, mixes, and desserts.

    For the fiscal year ended December 27, 1997, the average check per customer at the Company's restaurants, including beverages, was approximately $7.40 for lunch and approximately $9.95 for dinner. Full bar-service is available at most of the Company's restaurants, and beer and wine are available at all locations. In keeping with its emphasis on offering distinctive menu selections, the Company offers Bertucci's Lite beer, a private-label beer brewed according to the Company's proprietary specifications. Limited seating is available in the bar areas to accommodate those waiting to be seated. The Company does not believe that changes in public attitude toward alcoholic-beverage consumption and stricter governmental regulation of establishments serving alcoholic beverages will have a material adverse effect on its business.

    Management believes that the unique interior decor of the Company's restaurants contributes to the distinctive dining experience enjoyed by its customers. Each of the Company's restaurants features a contemporary, European-style, open-kitchen design centered around brick ovens. Ingredients are displayed and food is prepared on polished granite counters located in front of the brick ovens, in plain view of diners. Bocce-ball courts and outdoor patios have been included at selected sites, further enhancing the distinctive decor. The interior-decor theme is artistically adapted to each site, and therefore no two restaurants are alike. The floor plan of the Company's restaurants is flexible, permitting tables to be easily rearranged to accommodate large groups or parties.

RESTAURANT LOCATIONS AND EXPANSION PLANS

    As of December 27, 1997, the Company operated eighty-five restaurants in Connecticut, Georgia, Illinois, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Virginia, and Washington, D.C.

    Through the course of the Company's expansion, management has determined that the optimal size for the Company's restaurants is approximately 5,700 square feet, with seating for approximately 160 customers. The average cost of opening a typical restaurant during 1997 was approximately $1.2 million, of which $650,000 is attributable to leasehold improvements, $450,000 is attributable to furniture, fixtures, and equipment, and $100,000 is attributable to preopening expenses.

    The Company intends to continue its strategy of adding restaurants through controlled growth in contiguous areas that can support multiple locations, with an emphasis on future expansion into selected Massachusetts and Pennsylvania markets. During fiscal year 1998, the Company anticipates opening five to six restaurants. So far in 1998, the Company has six Bertucci's restaurants and one Sal and Vinnie's restaurant under development.

    Expansion during fiscal year 1999 is expected to be at the level of four to five restaurants. The Company's expansion plans are based primarily on management's evaluation of market potential. The Company has not commissioned any independent, third-party evaluation of its expansion plans.

    All of the Bertucci's restaurants are operated by the Company, and the Company currently has no plans to develop a franchise program.

MARKETING

    The Company focuses on the family and adult casual-dining market segments. To reach these segments, it targets its restaurant locations for areas with a median to high family income. Management believes that the Company's commitment to customer service and price value is the most effective approach to attracting customers. Accordingly, the Company historically has focused its resources on providing its customers with superior service and value, and has relied primarily on word-of-mouth to attract new and repeat customers. Management believes that its strategy of locating multiple restaurants within a defined geographic area will enable newer restaurants to benefit from the name-recognition and reputation for quality developed by existing restaurants. The Company employs print and direct mail advertising, and conducts local restaurant promotions. During fiscal year 1997, the Company's expenditures for advertising and marketing were approximately 3.3% of its revenues. The Company plans to increase its advertising expenditures in 1998 by utilizing a combination of local media vehicles such as television, radio, outdoor billboards, and direct mail in most of its major markets.

RESTAURANT OPERATIONS AND MANAGEMENT

    The Company strives to maintain quality and consistency in its restaurants through the careful training and supervision of personnel and the establishment of standards relating to food and beverage preparation, maintenance of facilities, and conduct of personnel. The Company maintains financial and accounting controls for each of its restaurants through use of centralized accounting and management information systems. Sales information is collected daily from each restaurant, and restaurant managers are provided with weekly operating statements for their locations. Cash is controlled through daily deposits of sales proceeds in local operating accounts, the balances of which are wire-transferred daily to the Company's principal operating account.

    Each new restaurant employee of the Company participates in a ten day training program during which he or she works under the close supervision of a restaurant manager. Management strives to instill enthusiasm and dedication in its employees. Management regularly solicits employee suggestions concerning restaurant operations, and strives to be responsive to employee concerns. A toll-free number is available for use by any employee who has a suggestion, comment, or complaint, and management meets regularly with employees at each of the restaurants.

    Restaurant managers, many of whom are drawn from the Company's restaurant personnel, complete an eight-to-ten-week training program during which they are instructed in areas including food quality and preparation, customer service, alcoholic beverage service, liquor liability avoidance, and employee relations. Restaurant managers are provided with operations manuals relating to food and beverage preparation, and operation of restaurants.

    Management has made a conscious commitment to ensure customer service of the highest standards. Employees work toward the goal of 100% customer satisfaction, and are empowered to address customers' needs with immediate attention and action. A toll-free Customer Comment Line is available to all customers, with a guaranteed response in twenty-four hours.

    Operations at the Company's restaurants are managed by eleven region managers, each of whom is responsible for supervising the operations of six to twelve restaurants. The region managers report directly to the Vice President-Operations. Region managers meet at least once a week with restaurant management to review operations and to resolve issues. Working with region and restaurant managers, the Company's executive management defines operations and performance objectives for each restaurant. An incentive plan has been established in which region and restaurant managers participate. Awards under the incentive plan are tied to achievement of specified operating targets.

    The staff for a typical Bertucci's restaurant consists of one general manager, two managers, and approximately forty to sixty hourly employees, most of whom are part-time personnel. The Company holds regular meetings of its restaurant managers that cover new products, continuing training, and aspects of business management.

PURCHASING OPERATIONS

    Management believes in maintaining as much on-site preparation of food products at the restaurants as possible in order to ensure freshness and quality, and to enhance the dining experience through the visual display of fresh ingredients. The Company negotiates directly with manufacturers, importers, brokers, and wholesale suppliers of primary food ingredients and beverage products to ensure consistent quality and freshness of products in its restaurants, and to obtain competitive pricing. Management believes that all essential food and beverage products are available from alternative, qualified suppliers.

COMPETITION

    The restaurant business is highly competitive and is affected by many factors, including general economic conditions, changes in consumer taste and spending habits, and population and traffic patterns. The Company competes with a number of restaurants within its markets, both locally owned and units of regional or national chains. Many of the Company's competitors have greater financial resources and longer operating histories than the Company. The Company believes that its ability to compete effectively will continue to depend upon its ability to offer high-quality, moderately-priced food in a full-service, distinctive dining environment.

GOVERNMENT REGULATION

    The Company's restaurants are subject to numerous federal, state, and local laws affecting health, sanitation, and safety standards, as well as to state and local licensing regulation of the sale of alcoholic beverages. Each restaurant has appropriate licenses from regulatory authorities allowing it to sell liquor, and/or beer and wine, and each restaurant has food service licenses from local health authorities. The Company's licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing, inventory control, handling, and storage. The failure of a restaurant to obtain or retain liquor or food service licenses could adversely affect operations. However, each restaurant is operated in accordance with standardized procedures designed to ensure compliance with all applicable codes and regulations.

    In some states, the Company is subject to "dram-shop" statutes which generally provide that a person who is injured by an intoxicated person may attempt to recover damages from an establishment that served alcoholic beverages to the person who caused injury. While the Company carries liquor-liability coverage as part of its existing comprehensive general liability insurance, a judgment against the Company under a dram-shop statute in excess of the Company's liability coverage could have a material adverse effect on the Company.

    The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use, and environmental regulations. The Company is also subject to federal and state employment laws concerning such items as minimum wages, working conditions, overtime, tip credits, discrimination, harassment, and immigration. The Company believes that it is in material compliance with each such law and that continued compliance will not significantly affect its restaurant operating costs.

SERVICE MARKS

    The Company has registered the names "Bertucci's," "Bertucci's Brick Oven Pizzeria," and "Sal and Vinnie's Sicilian Steakhouse," as service marks and trademarks with the United States Patent and Trademark Office. The Company is aware of names similar to that of the Company used by third parties in certain limited geographical areas. Such third-party use may prevent the Company from licensing the use of its mark for restaurants in such areas. Except for these areas, the Company is not aware of any infringing uses that could materially affect its business. The Company has filed applications with the United States Patent and Trademark Office to register "Food Does Not Lie" as a service mark, and its olive design as a trademark and service mark. The Company intends to protect its service marks and trademarks by appropriate legal action whenever necessary.

EMPLOYEES

    As of February 13, 1998, the Company employed 4,685 persons, fifty-eight of whom were corporate personnel, 307 of whom were region, restaurant, or trainee managers, and 4,320 of whom were restaurant personnel.

    The Company considers its employee relations to be good. None of the Company's employees are covered by a collective-bargaining agreement.

PROPERTIES

    At the end of fiscal year 1997, all of the Company's restaurants, except its locations in Westport, Connecticut, Columbia, Maryland, Peabody and Marlboro, Massachusetts, and Wayne, Pennsylvania, were established in leased space. The Sal and Vinnie's restaurant located in Norwood, Massachusetts, is leased from the Company's President. Initial restaurant lease terms range from two years to forty years. The majority of the leases provide for an option to renew for additional terms ranging from five years to twenty years. All of the Company's leases provide for a specified annual rental, and most leases call for additional rents based on sales volumes exceeding specified levels. Generally, the leases are net leases that require the Company to pay all taxes, insurance, and maintenance costs.

    In September 1993, the Company moved into its corporate headquarters in Wakefield, Massachusetts. The Company acquired a 60,000-square-foot office building in December 1992, and after renovations were completed, approximately 20,000 square feet of office and administrative space were created. Another 40,000 square feet of storage space is available and can be utilized as additional office space when needed.

LEGAL PROCEEDINGS

    From time to time, lawsuits are filed against the Company in the ordinary course of business. Except as set forth below, the Company is not a party to any litigation that, in the judgment of management after consultation with counsel, is likely to have a material adverse effect on the Company or its business, and the Company is not aware that any such litigation is threatened. These separate lawsuits, each purporting to be a class actions were filed in February, 1998 by the same counsel against the Company and its Board of Directors in connection with the Merger. Plaintiffs in these actions charge that the Merger is, or consummation thereof would be, wrongful, unfair and in breach of the individual defendants' fiduciary duties. See "SPECIAL FACTORS--Litigation Challenging the Merger."

                                   THE MERGER

BACKGROUND OF THE MERGER

    As described above, the decision of the Board to approve, and recommend adoption and approval by Bertucci's stockholders of, the Merger Agreement and the transactions contemplated thereby, including the Merger, followed extensive negotiations between the Special Committee and Ten Ideas regarding the terms of the Merger. The Board's deliberations included a detailed review of Bertucci's business, results of operations and prospects, including the likelihood of effecting an alternative transaction and the ranges of values to Bertucci's stockholders that might be achievable in an alternative transaction and the financial and other terms of the proposed Merger. For a statement of the material factors considered by the Board in connection with its approval and recommendation, See "SPECIAL FACTORS--Purpose of the Merger; Recommendation of the Board."

    THE BOARD RECOMMENDS THAT BERTUCCI'S STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTION CONTEMPLATED THEREBY, INCLUDING THE MERGER.

    Four of the five members of the Board who voted to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, are non-employees of the Company and its subsidiaries. The fifth voting member is Joseph Crugnale, the Company's founder, President and Chief
Executive Officer.

MERGER CONSIDERATION

    Subject to certain provisions as described herein, other than with respect to shares of Bertucci's Common Stock owned by Ten Ideas, the Company or any wholly owned subsidiary of the Company, and with respect to dissenting shares, each issued and outstanding share of Bertucci's Common Stock (other than Electing Shares as defined below) will be entitled to receive in cash from the Company following the Merger an amount equal to $8.00.

    Any shares of Bertucci's Common Stock owned by the Company or by any wholly owned subsidiary of the Company, will automatically be canceled at the Effective Time and will cease to exist.

EFFECTIVE TIME

    The Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts or upon such other date as is specified in such Articles of Merger in accordance with the MGL and as Ten Ideas and the Company shall agree (the "Effective Time"). Subject to certain limitations, the Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before July 31, 1998. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Consummation of the Merger" and "--Termination."

CONVERSION OF ACQUISITION STOCK

    In the Merger, the shares of stock of Acquisition issued and outstanding immediately prior to the Effective Time will become the shares of the Surviving Corporation.

CONVERSION OF BERTUCCI'S COMMON STOCK; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    At the Effective Time, shares of Bertucci's Common Stock (other than shares as to which appraisal rights are properly exercised) will be converted into the right to receive the Cash Price.

    As soon as practicable following the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of Bertucci's Common Stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of Bertucci's Common Stock or fractions thereof in exchange for cash.

    STOCKHOLDERS OF THE COMPANY SHOULD NOT FORWARD STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

    As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates at such time which prior thereto represented shares of Bertucci's Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to the amount of cash, into which the number of shares of Bertucci's Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger Agreement. The Exchange Agent will accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there will be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Bertucci's Common Stock which have been converted, in whole or in part, pursuant to the Merger Agreement into the right to receive cash, and if such certificates are presented to the Company for transfer, they will be canceled against delivery of cash. Until surrendered as contemplated by the Merger Agreement, each certificate for shares of Bertucci's Common Stock will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration contemplated by the Merger Agreement. No interest will be paid or will accrue on any cash payable as consideration in the Merger.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the Merger Agreement, the Company has agreed to carry on its business and that of its subsidiaries prior to the Effective Time in the usual, regular and ordinary course of business consistent with past practice. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Certain Pre-Closing Covenants."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The obligation of the Company and Ten Ideas to consummate the Merger are subject to various conditions, including, without limitation, obtaining requisite stockholder approval, the termination or expiration of the relevant waiting period under the HSR Act and the absence of any injunction or other legal restraint or prohibition preventing the consummation of the Merger. The Federal Trade Commission has advised the Company and Ten Ideas that the Merger is not a reportable event under the HSR Act. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Consummation of the Merger."

FEDERAL INCOME TAX CONSIDERATIONS

    The receipt of cash by a Stockholder pursuant to the Merger will be treated as a sale of stock generating capital gain equal to the cash received less the stockholder's basis in the stock sold. Bertucci's may, in certain circumstances, be required to withhold tax from cash paid to stockholders.

    THOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY FEDERAL INCOME TAX CONCERN THAT MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN THE LIGHT OF SUCH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF BERTUCCI'S COMMON STOCK PURSUANT TO THE MERGER.

ANTICIPATED ACCOUNTING TREATMENT

    The Company intends that the Merger will be treated as a leveraged purchase transaction. Accordingly, the continuing investors in the Company will account for their investment at its historical cost basis.

EFFECT ON STOCK OPTIONS AND EMPLOYEE BENEFIT MATTERS

    At the Effective Time (x) each stock option to purchase shares of Bertucci's Common Stock ("Company Stock Options") granted under the Company's 1989 Time-Accelerated Restricted Stock Option Plan, the 1993 Stock Option Plan for Non-Employee Directors and 1997 Stock Option Plan (collectively, the "1989, 1993 and 1997 Stock Option Plans") outstanding immediately prior to the Effective Time will vest, in accordance with the terms of such plans, as a consequence of the Merger and (y) each such Company Stock Option will be canceled in exchange for a payment from the Company (subject to any applicable withholding taxes) of an amount equal to the product of (1) the total number of shares of Bertucci's Common Stock subject to such Company Stock Option and (2) the excess of $8.00 over the exercise price per share of Bertucci's Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time.

    At the Effective Time, each unexercised and outstanding Company Stock Option granted under the Company's 1987 Stock Option Plan (the "1987 Stock Option Plan" and, together with the 1986 and 1993 Stock Option Plans, the "Stock Option Plans") shall, to the extent exercisable, be canceled, in accordance with the terms of such plan, in exchange for a payment from the Company after the Merger (subject to any applicable withholding taxes) equal to the product of (1) the total number of vested shares of Bertucci's Common Stock subject to such Company Stock Option and (2) the excess of $8.00 over the exercise price per share of Bertucci's Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time.

    The aggregate cash payment to be made on account of the cancellation of Company Stock Options as set forth above is approximately $1.0 million.

    The Stock Option Plans and the Company's Employee Stock Purchase Plan will terminate as of the Effective Time, and following the Effective Time no holder of a Company Stock Option nor any participant in any Stock Option Plan will have any right thereunder to acquire equity securities of the Company following the Merger.

NASDAQ DELISTING

    Following the consummation of the Merger, the Company will seek to have the Bertucci's Common Stock, which is currently traded on Nasdaq, delisted.

MERGER FINANCING

    At the Effective Time, the Company, Ten Ideas and Acquisition are expected to have entered into financing arrangements aggregating approximately $77.5 million, which will consist of both debt securities (the "Debt Securities") and senior term and revolving credit facilities (collectively, the "Credit Facilities"). It is anticipated that the full proceeds of the Debt Securities and a portion of the proceeds available pursuant to the Credit Facilities would be used to finance the conversion into cash of the shares of Bertucci's Common Stock and stock options currently outstanding, and to refinance Bertucci's outstanding indebtedness. In addition, the Credit Facilities would be used to provide for Bertucci's working capital requirements at the time of and following the Merger. On February 13, 1998, Acquisition received commitment letters to provide such financing. The commitments are subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to the financings contemplated by the commitments.

    Under the Credit Facility, BankBoston, N.A., Fleet National Bank and a syndicate of other banks will provide the Company with $57.5 million senior secured term and revolving credit facilities. Borrowings under the Credit Facilities would bear interest at a margin over BankBoston, N.A.'s base rate or the Eurodollar rate.

    The Credit Facilities would mature in June, 2003, except for a $15 million term loan that would mature in June, 2004. The obligations of the Company under the Credit Facilities would be secured by substantially all of the Company's assets and the stock of the Company's subsidiaries and the proceeds of the foregoing.

    The Company plans to issue $20 million original principal amount of Debt Securities, with an interest rate of 11.0% per annum. The Debt Securities will have a maturity of seven years from the date of issue. The Debt Securities will be general unsecured obligations of the Company, ranking senior to all existing and future subordinated indebtedness of the Company and pari passu in right of payment with all other existing and future unsubordinated indebtedness of the Company, but junior in right of payment to the Credit Facilities. The purchasers of the Debt Securities are also expected to receive certain warrants to acquire common stock of Ten Ideas.

    The definitive agreements for the financing to be provided under the commitment letters have not been reached. Accordingly, not all of the terms of the financing have been finalized, and the provisions described herein may change materially as a result of the negotiation of definitive agreements. It is a condition to the financing that definitive agreements be entered into. In addition, it is anticipated that the obligation of the lenders to provide financing will be subject to the satisfaction of certain other conditions, including among others, the satisfaction of all conditions precedent to the Merger.

    The definitive agreements for the financing are also expected to contain numerous restrictive covenants, including covenants related to capital expenditures, mergers and asset sales or purchases, incurrence of debt obligations, liens and contingent obligations, termination, name changes, transactions with affiliates, distributions and dividends and use of proceeds. The definitive agreements also are expected to contain standard event of default provisions, including, among other things, payment defaults, misrepresentations, covenant defaults, and other material contracts, cross-defaults into other material indebtedness, failure to have perfected liens of purported priority, bankruptcy events, adverse judgments, and changes of control.

FEES AND EXPENSES

    The aggregate fees and expenses paid and estimated to be paid by Ten Ideas and Bertucci's in connection with the Merger, the Financing and related transactions are as follows:

Financing Fees                                                            $2,450,000
Investment Banking and Financial Advisory                                 $1,665,000
Legal and Accounting                                                      $ 500,000
Printing and Distribution                                                 $ 100,000
SEC Filings                                                               $  12,000
Miscellaneous                                                             $  73,000
                                                                          ---------
TOTAL                                                                     $4,800,000
                                                                          ---------

    To the extent not paid prior to the Effective time by Ten Ideas or Bertucci's, all such fees and expenses will be paid by the company surviving the Merger if the Merger is consummated. If the Merger is not consummated, each party will bear its respective fees and expenses, except as provided in the Merger Agreement, See "THE MERGER--Fees and Expenses."

BERTUCCI'S CAPITAL STOCK

    Bertucci's is authorized by its Restated Articles of Organization to issue an aggregate of 15,000,000 shares of Common Stock, par value $.005 per share and 200,000 shares of Preferred Stock, par value $.01 per share. The following is a summary of certain of the rights and privileges pertaining to Bertucci's capital stock. For a full description of Bertucci's capital stock, reference is made to the Company's Restated Articles of Organization, a copy of which is on file with the Commission.

BERTUCCI'S COMMON STOCK

    The holders of Bertucci's Common Stock are entitled to one vote per share on all matters submitted for action by the stockholders. Stockholders holding in excess of two-thirds in interest of the shares of Bertucci's Common Stock can, if they elect to do so, approve the Merger. There is no provision for cumulative voting with respect to the election of directors. Accordingly, the holders of more than 50% of the shares of Bertucci's Common Stock can, if they choose to do so, elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

    Subject to the rights of any holders of outstanding Preferred Stock, all shares of Bertucci's Common Stock are entitled to share in such dividends as the Board of Directors may from time to time declare from sources legally available therefor.

    Subject to the rights of any holders of outstanding Preferred Stock, upon liquidation or dissolution of the Company, whether voluntary or involuntary, all shares of Bertucci's Common Stock are entitled to share equally in the assets available for distribution to stockholders after payment of all prior obligations of the Company.

BERTUCCI'S PREFERRED STOCK

    The Board of Directors is also empowered under the Company's Restated Articles of Organization and without further stockholder action to divide any and all shares of the Preferred Stock into series and to fix and determine the relative fights and preferences of the shares of any series so established. The issuance of Preferred Stock by the Board of Directors could affect the rights of holders of shares of Common Stock. For example, issuance of the Preferred Stock could result in a class of securities outstanding that will have certain preferences with respect to dividends and in liquidation over the Common Stock, and may enjoy certain voting rights, contingent or otherwise, in addition to that of the Common Stock, and could result in the dilution of the voting rights, net income per share and net book value of the Common Stock.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

    The following is a brief summary of certain provisions of the Merger Agreement which appears as ANNEX I to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

    The Merger Agreement provides that, following the approval of the Merger and the adoption of the Merger Agreement by the affirmative vote of the holders of two-thirds of the outstanding shares of Bertucci's Common Stock entitled to vote thereon and the satisfaction or waiver of the other conditions to the Merger, Acquisition will be merged with and into the Company, and the Company will continue as the surviving corporation in the Merger.

    If the conditions to the Merger are satisfied or waived, the parties will file with the Secretary of State of The Commonwealth of Massachusetts a duly executed Articles of Merger, and the Merger will become effective upon the filing and acceptance thereof or at such other time as is provided in the Certificate of Merger in accordance with the MGL and as Ten Ideas and the Company agree.

    Each share of Bertucci's Common Stock outstanding at the Effective Time (other than shares of Bertucci's Common Stock held by Bertucci's or any wholly owned subsidiary thereof and Dissenting Shares) will be entitled to the Cash Price as more fully described under "THE MERGER--Merger Consideration."

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties of the Company relating, with respect to the Company and its subsidiaries, to, among other things, (a) organization, standing and similar corporate matters;
(b) subsidiaries; (c) the Company's capital structure; (d) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (e) documents filed by the Company with the Commission, the accuracy of information contained therein; (f) the absence of undisclosed liabilities; (g) the accuracy of information supplied by the Company in connection with this Proxy Statement; (h) the absence of certain changes or events since the date of the most recent financial statements filed with the Commission, including material adverse changes with respect to the Company; (i) the absence of pending or threatened material litigation; (j) brokers's fees and expenses; (k) the receipt of an oral opinion, confirmed in writing, of NMS; (l) the recommendation of the Board of Directors of the Company with respect to the Merger Agreement, the Merger and related transactions; and (m) the lack of any provisions in the Company's organizational documents restricting the Company from entering into the Merger Agreement and the transactions contemplated thereunder.

    The Merger Agreement contains customary representations and warranties of Ten Ideas and Acquisition relating to among other things, (a) organization, standing and similar corporate matters; (b) Ten Ideas's and Acquisition's capital structure; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) broker's fees and expenses; (e) financing; and (f) the accuracy of information supplied by Ten Ideas and Acquisition in connection with this Proxy Statement.

CERTAIN PRE-CLOSING COVENANTS

    Pursuant to the Merger Agreement, the Company has agreed, until the Effective Time (except as otherwise specifically required by the terms of the Merger Agreement), that it will, and will cause each subsidiary, to operate its business in the ordinary course of business. Without limiting the generality of the foregoing, until the Effective Time, the Company has agreed that it will not, and will not permit any of its subsidiaries, without the prior consent of Ten Ideas to, (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares; (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of shares of Common Stock upon exercise of Company Stock Options outstanding prior to the date of the Merger Agreement, or take any action that would make the Company's representations and warranties set forth in the Merger Agreement not true and correct in all material respects; (iii) amend its Restated Articles of Organization or Restated By-laws or the comparable charter or organizational documents of any Subsidiary; (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein), or form any subsidiaries; (v) sell or otherwise dispose of any of its substantial assets, except in the ordinary course of business; (vi) make any capital expenditures, enter into leases or agreements for new locations, or make other commitments with respect thereto, except capital expenditures, leases, agreements or commitments (A) disclosed in the Merger Agreement, or (B) not exceeding $100,000 in the aggregate as the Company may, in its discretion, deem appropriate; (vii) (x) incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings in the ordinary course under existing lines of credit (or under any refinancing of such existing lines), (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company or (C) in connection with the financing of the Merger, or (y) make any loans or advances to any other person, other than routine advances to employees; (viii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company employee benefit plans, except as may be required under existing agreements or in the ordinary course of business consistent with past practices; (ix) merge, amalgamate or consolidate with any other person or entity in any transaction, sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other person or entity; (x) enter into or amend any employment, consulting, severance or similar agreement with any person; (xi) change its accounting policies in any material respect, except as required by generally accepted accounting principles; or (xii) commit or agree to take any of the foregoing actions.

NO SOLICITATION OF ALTERNATIVE TRANSACTIONS

    The Merger Agreement provides that neither the Company nor any of its subsidiaries (nor any of their respective officers, directors, employees, representatives, agents or other affiliates), will directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; PROVIDED, HOWEVER, that the foregoing shall not prohibit the Board of Directors of the Company (or, if applicable, the duly appointed Special Committee thereof) from: (A) furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal by such person if, and to the extent that, the Board of Directors of the Company (or the Special Committee thereof), after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law; (B) withdrawing or modifying its recommendation referred to in the Merger Agreement following receipt of a bona fide unsolicited Acquisition Proposal if the Board of Directors of the Company (or the Special Committee), after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law; or (C) making to the Company's stockholders any recommendation and related filing with the Commission as required by Rule 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer, or taking any other legally required action (including, without limitation, the making of public disclosures as may be necessary or advisable under applicable securities laws); and provided further, however, that, in the event of an exercise of the Company's or its Board of Director's (or the Special Committee's) rights under clause (i), (ii) or (iii) above, notwithstanding anything contained in the Merger Agreement to the contrary, such failure shall not constitute a breach of the Merger Agreement by the Company. The Company has agreed to provide immediate written notice to Ten Ideas of the receipt of any such Acquisition Proposal and of the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. As used in the Merger Agreement, the term "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company, or any equity interest in the Company, other than the transactions contemplated hereby.

ARTICLES OF ORGANIZATION AND BYLAWS

    The Company's Restated Articles of Organization and Amended and Restated Bylaws shall be the Articles of Organization and Bylaws of the Surviving Corporation.

BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY FOLLOWING THE MERGER

    The Merger Agreement also provides that the directors and officers of Acquisition at the Effective Time will be directors and officers of the Company following the Merger, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

STOCK OPTIONS AND EMPLOYEE BENEFIT PLANS

    The treatment in the Merger of outstanding Company Stock Options and of the Company's employee benefit plans will be as described in "THE MERGER--Effect on Stock Options and Employee Benefit Matters."

ACCESS TO INFORMATION AND CONFIDENTIALITY

    Subject to applicable provisions regarding confidentiality, the Company has agreed in the Merger Agreement to provide to Ten Ideas complete access to the Company's facilities, books and records and to cause its representatives to cooperate fully with Ten Ideas and its representatives in connection with the due diligence investigation of the Company and its business.

COMMERCIALLY REASONABLE EFFORTS

    Pursuant to the Merger Agreement and subject to certain conditions and limitations described therein, the parties have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective in the most expeditious manner practicable, the Merger and the transactions contemplated by the Merger Agreement.

INDEMNIFICATION AND INSURANCE

    Under the Merger Agreement, the Company will indemnify each person who at any time has been or becomes a director or officer prior to the Effective Time, and his heirs and personal representatives, against any and all expenses incurred in connection with any proceeding arising out of or pertaining to any action or omission occurring prior to the Effective Time to the full extent permitted under Massachusetts law and the Surviving Corporation's Restated By-laws in effect as of the Effective Time or under any indemnification agreement in effect as of the date of the Merger Agreement. Ten Ideas or the Surviving Corporation will, for a period of not less than six years following the Effective Time, maintain directors' and officers' liability insurance covering each person presently covered by the Company's officers' and directors' liability insurance or who will be so covered at the Effective Time with respect to actions or omissions occurring prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by the Company as of the date of the Merger Agreement in terms of coverage and amounts; provided, that the Surviving Corporation will not be required to pay in the aggregate an annual premium for directors' and officers' insurance in excess of 125% of the last annual premium paid prior to the date of the Merger Agreement; provided that the Surviving Corporation shall be obligated to provide as much coverage as may be obtained for such amount.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

    The obligations of Ten Ideas and Acquisition to effect the Merger are subject to various conditions which include, in addition to certain other customary closing conditions, the following: (i) the Merger shall have been adopted and approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Bertucci's Common Stock; (ii) all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any third party or any governmental entities, which, either individually or in the aggregate, if not obtained would have a material adverse effect on the Company or would prevent consummation of the Merger, shall have been made or obtained (as the case may be); (iii) no temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, the parties invoking this condition shall use their best efforts to have any such order or injunction vacated; (iv) the representations and warranties of the Company set forth in the Merger Agreement that are qualified by materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respect in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date; (v) the Company shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the closing date; (vi) on or prior to the Effective Time, Ten Ideas and/or Acquisition shall have received the cash proceeds of the financing contemplated by the Merger Agreement in amounts sufficient to consummate the Merger; (vii) the number of shares of the Company common stock having exercised appraisal rights shall constitute no greater than 10% of the total number of shares of the Bertucci's Common Stock outstanding immediately prior to the Effective Time, on a fully diluted basis; (viii) at or prior to the Effective Time, Ten Ideas and/or Acquisition shall have received all of the necessary consents and/or approvals of governmental entities and all third parties in connection with the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby, unless the failure to obtain such consent and/or approval would not have a material adverse effect on the Company or the financing; (ix) at or prior to the Effective Time, the Company's Board of Directors shall not have withdrawn or modified, in a manner adverse to Ten Ideas or Acquisition, its recommendation pursuant to the Merger Agreement, and NMS shall not have withdrawn or modified, in a manner adverse to Ten Ideas or Acquisition, its fairness opinion with respect to the Merger; (x) there shall have occurred no event, occurrence, fact, condition, change, damage, destruction, loss or other development that has constituted or resulted in, or would reasonably be expected to constitute or result in, a material adverse effect on the Company; and (xi) there shall not be threatened, instituted or pending any action, proceeding, application or counterclaim by any governmental entity or third party before any court or governmental regulatory or administrative agency, authority or tribunal (A) which if adversely determined would have a material adverse effect on the Company after the Merger or the ability of Ten Ideas or Acquisition to perform their obligations hereunder or in connection with the financing, or (B) which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger.

    The obligations of the Company to effect the Merger are subject to various conditions including (i) the Merger shall have been adopted and approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Bertucci's Common Stock; (ii) all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any third party or any governmental entities, which, either individually or in the aggregate, if not obtained would have a material adverse effect on the Company or would prevent consummation of the Merger, shall have been made or obtained (as the case may be); (iii) no temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, the parties invoking this condition shall use their best efforts to have any such order or injunction vacated; (iv) the representations and warranties of Ten Ideas and Acquisition set forth in the Merger Agreement that are qualified by materiallity shall be true and correct and such representations and warranties of Ten Ideas and Acquisition that are not so qualified shall be true and correct in all material respects in each case as of the date of the Merger Agreement and as of the closing date as though made on and as of the closing date; (v) Ten Ideas and Acquisition shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date; (vi) there shall not be threatened, instituted or pending any action, proceeding, application or counterclaim by any governmental entity or third party before any court or governmental regulatory or administrative agency, authority or tribunal (A) which if adversely determined would have a material adverse effect on the ability of the Company to perform its obligations under the Merger Agreement or (B) which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger. and (vii) at or prior to the Effective Time, NMS shall not have withdrawn its fairness opinion.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders: (a) by mutual written consent of Ten Ideas and the Company; or (b) by either Ten Ideas or the Company: (i) if, upon a vote at the Special Meeting, or any adjournment thereof, the adoption and approval of the Merger Agreement and the Merger by the stockholders of the Company required by Massachusetts law, the Company's Restated Articles of Organization or the terms of the Merger Agreement shall not have been obtained; or (ii) if the Merger shall not have been consummated on or before July 31, 1998, provided that the failure to consummate the Merger is not attributable to the failure of the terminating party to fulfill its obligations pursuant to the Merger Agreement; or (iii) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (c) by the Company, if the Board of Directors of the Company shall have approved an Acquisition Proposal after determining, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that such approval is necessary in the exercise of its fiduciary obligations under applicable law; or (d) by Ten Ideas, if the Board of Directors of the Company shall have approved an Acquisition Proposal or withdrawn or modified, in a manner adverse to Ten Ideas or Acquisition, the Board of Director's recommendation pursuant to the Merger Agreement; or (e) by Ten Ideas, if any of the specified conditions set forth in the Merger Agreement shall have become incapable of fulfillment, and shall not have been waived by Ten Ideas, or if the Company shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the specified conditions contained in the Merger Agreement as of the date of such termination; or (f) by the Company, if any of the specified conditions set forth in the Merger Agreement shall have become incapable of fulfillment, and shall not have been waived by the Company, or if Ten Ideas or Acquisition shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Ten Ideas or Acquisition, as the case may be, shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the specified conditions contained in the Merger Agreement as of the date of such termination; provided, however, that the party seeking termination pursuant to the Merger Agreement is not in breach of any of its material representations, warranties, covenants or agreements contained in the Merger Agreement.

    In the event of termination of the Merger Agreement, the Merger Agreement will become void and will have no effect, without any liability or obligation on the part of the Company, Ten Ideas or Acquisition, other than under certain specified provisions of the Merger Agreement relating to payment of fees and expenses, as described in more detail below, fees and expenses, confidentiality agreements and the effect of termination of the Merger Agreement.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, that after any such approval, there shall be made no amendment which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders without the approval by such stockholders. Consent of the Company to such amendment or waiver must include consent of the Special Committee. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the parties, (b) waive any inaccuracies in the representations and warranties in the Merger Agreement or any document delivered pursuant thereto, or (c) subject to the approval of stockholders required by law, waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement. The failure of the Company or Ten Ideas to assert any of its rights under the Merger Agreement will not constitute a waiver of such rights.

EXPENSES AND CERTAIN REQUIRED PAYMENTS

    In the event of a termination of the Merger Agreement, (a) by the Company, if the Board of Directors of the Company shall have approved an Acquisition Proposal after determining, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that such approval is necessary in the exercise of its fiduciary obligations under applicable law; or (b) by Ten Ideas, if the Board of Directors of the Company shall have approved an acquisition proposal or withdrawn or modified, in a manner adverse to Ten Ideas or Acquisition, the Board of Director's recommendation pursuant to the Merger Agreement; or (c) by Ten Ideas, if as a result of a willful breach by the Company any of the conditions set forth in the Merger Agreement shall have become incapable of fulfillment, and shall not have been waived by Ten Ideas, or if the Company shall breach in any material respect any of its representations, warranties or obligations under the Merger Agreement and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in the Merger Agreement as of the date of such termination; or (d) by the Company as a result of the withdrawal or modification of the fairness opinion of NMS, the Company shall promptly after such event pay to the Ten Ideas in cash an amount equal to the aggregate out-of-pocket costs and reasonable expenses of Ten Ideas in connection with the Merger up to an aggregate amount not to exceed $750,000, including, without limitation, commitment, appraisal and other fees relating to the financing and the reasonable fees and disbursements of accountants, attorneys and investment bankers, whether retained by Parent or by any other person. Furthermore, if the Merger Agreement is terminated pursuant to clauses (a) and (b) above, pursuant to clause (c) above in the event of a willful breach by the Company or pursuant to clauses (c) or (d) above as a result of the withdrawal or modification of the fairness opinion of NMS, the Company shall also pay to Ten Ideas a termination fee of $1,500,000.

    Except as otherwise provided above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except the parties will bear equally, the costs of any applicable HSR filing fee and that the Company will pay all costs and expenses (x) in connection with printing and mailing the Proxy Statement, as well as all SEC filing fees relating to the transactions contemplated therein and (y) of obtaining any consents of any third party.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of Bertucci's Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock,
(ii) by each director, and (iii) by all officers and directors as a group, as of March 15, 1998. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

                                                                                     AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER**                                                 OF BENEFICIAL     PERCENT OF
AND NAME OF DIRECTOR                                               TITLE OF CLASS        OWNERSHIP          CLASS
----------------------------------------------------------------  -----------------  ------------------  -----------
Joseph Crugnale.................................................       Common Stock        2,177,710(1)        24.4%
E. Bulkeley Griswold............................................       Common Stock           15,000(2)       *
Robert L. Lestina, Jr...........................................       Common Stock           11,000(3)       *
James Westra....................................................       Common Stock           12,499(4)       *
Allan J. Steinmetz..............................................       Common Stock            8,000(5)       *
Theodore R. Barber..............................................       Common Stock           10,600(6)       *
Norman S. Mallett...............................................       Common Stock           80,500(7)       *
All Directors and officers as a group (9 persons)...............       Common Stock        2,331,987(8)        26.2%

------------------------

 *  Less than 1.0%

**  Unless otherwise specified, the beneficial owner's address is c/o
    Bertucci's.

(1) Of such shares, 2,938 shares are held in trusts for the benefit of Mr. Crugnale's minor children.

(2) Of such shares, 8,000 are purchasable by Mr. Griswold under options presently exercisable or exercisable within sixty days of March 15, 1998, and 7,000 are held by Mr. Griswold's 401(k) plan.

(3) Of such shares, 8,000 are purchasable by Mr. Lestina under options presently exercisable or exercisable within sixty days of March 15, 1998. In addition, Mr. Lestina holds 3,000 of such shares jointly with his wife.

(4) Of such shares, 2,600 shares are held in the Hutchins, Wheeler & Dittmar Profit Sharing Trust, in which Mr. Westra has a beneficial interest, 8,000 are purchasable by Mr. Westra under options presently exercisable or exercisable within sixty days of March 15, 1998, and 1,899 shares are held by Mr. Westra's wife. Mr. Westra disclaims beneficial ownership of the shares held by his wife.

(5) All of these shares are purchasable under options presently exercisable or exercisable within sixty days of March 15, 1998.

(6) Of such shares, 9,600 are purchasable under options presently exercisable or exercisable within sixty days of March 15, 1998.

(7) Of such shares, 27,500 shares are purchasable by Mr. Mallett under options presently exercisable.

(8) Included in this figure are 85,100 shares purchasable by certain officers and Directors under options presently exercisable or exercisable with sixty days of March 15, 1998.

              SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    The data for fiscal years ended 1993 through 1997 are derived from audited financial statements of the Company. Selected consolidated financial data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements and the Notes thereto included the Company's Form 10-K and incorporated by reference in this Proxy Statement. Historical results are not necessarily indicative of results to be expected in the future.

                                                        FISCAL YEARS ENDED
                                  ---------------------------------------------------------------
                                   DECEMBER     DECEMBER     DECEMBER     DECEMBER     DECEMBER
                                      25,          27,          30,          28,          27,
                                     1993         1994         1995         1996         1997
                                  (52 WEEKS)   (53 WEEKS)   (52 WEEKS)   (52 WEEKS)   (52 WEEKS)
                                  -----------  -----------  -----------  -----------  -----------
                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Net sales.......................   $  74,625    $ 102,797    $ 120,260    $ 128,044    $ 136,720
Cost and expenses:
  Cost of sales.................      19,368       26,039       31,060       32,484       34,102
  Operating expenses............      33,778       48,804       60,673       65,986       71,652
  General and administrative
    expenses....................       4,918        6,566        8,239        7,720        8,828
  Depreciation and
    amortization................       4,840        7,327        9,083        8,781        8,626
  Taxes other than income.......       3,530        5,106        6,268        6,633        6,990
  Restaurant closing expense....      --           --            5,336       --           --
                                  -----------  -----------  -----------  -----------  -----------
    Total costs and expenses....      66,434       93,842      120,659      121,604      130,198
                                  -----------  -----------  -----------  -----------  -----------
    Operating income (loss).....       8,191        8,955         (399)       6,440        6,522
Interest expense, net...........          82          155        1,253        1,297        1,037
Interest income.................         657           33           21           15           32
                                  -----------  -----------  -----------  -----------  -----------
  Income (loss) before income
    tax expense (benefit).......       8,766        8,833       (1,631)       5,158        5,517
Income tax expense (benefit)....       3,127        3,223         (745)       1,933        2,009
                                  -----------  -----------  -----------  -----------  -----------
  Net income (loss).............   $   5,639    $   5,610    $    (886)   $   3,225    $   3,508
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------
Earnings (loss) per common
  share--basic..................   $    0.66    $    0.64    $   (0.10)   $    0.37    $    0.40
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------
Earnings (loss) per common
  share--diluted................   $    0.63    $    0.63    $   (0.10)   $    0.36    $    0.39
                                  -----------  -----------  -----------  -----------  -----------
                                  -----------  -----------  -----------  -----------  -----------
BALANCE SHEET DATA:
Working capital (deficit).......   $  (3,973)   $  (5,738)   $  (5,258)   $  (2,857)   $  (3,740)
Total assets....................      70,181       93,114       98,938      102,528      105,516
Long-term debt, including
  current portion...............      --           14,000       19,438       18,438       13,500
Shareholders' equity............      58,804       64,846       64,092       67,538       71,371

                   MARKET PRICES AND DIVIDENDS ON THE SHARES

    Bertucci's Common Stock commenced trading on the Nasdaq National Market (ticker symbol BERT) on June 28, 1991. Prior to June 28, 1991, there was no market for Bertucci's Common Stock. On February 13, 1998, the last trading day before the public announcement of the proposal, the reported closing price per
Share was $6.00. On   , 1998, the last full trading day prior to the date of
this Proxy Statement, the reported closing sale price per Share was $         .
STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT PRICE QUOTATION FOR THE COMMON STOCK.

    The Company has not paid any cash dividends on its Common Stock and does not intend to pay cash dividends on its Common Stock for the foreseeable future. The Company intends to retain future earnings to finance further development.

    The following table sets forth, for the fiscal quarters indicated, the high and low closing sales prices per Share, as quoted on the Nasdaq National Market
before            .

                                    FISCAL QUARTER ENDED     HIGH        LOW
                                   ----------------------  ---------  ---------
1996
First Quarter....................  April 20, 1996          $   6.000  $   4.500
Second Quarter...................  July 13, 1996           $   7.250  $   4.875
Third Quarter....................  October 5, 1996         $   5.375  $   4.250
Fourth Quarter...................  December 28, 1996       $   6.125  $   4.500

1997
First Quarter....................  April 19, 1997          $   6.625  $   5.000
Second Quarter...................  July 19, 1997           $   7.063  $   5.125
Third Quarter....................  October 4, 1997         $   7.000  $   5.375
Fourth Quarter...................  December 27, 1997       $   6.813  $   5.750

1998 through March 15, 1998......                          $   7.938  $   6.000

                    CERTAIN TRANSACTIONS IN THE COMMON STOCK

    Except as set forth above, there were no transactions in the Shares that were effected during the past 60 days by (i) the Company, (ii) any director or executive officer of the Company, (iii) any persons controlling the Company or
(iv) any director or executive officer of the persons ultimately in control of the Company, Ten Ideas or Acquisition.

                                APPRAISAL RIGHTS

    Under the MGL, Stockholders of the Company will have certain dissenters' rights of appraisal. If the Merger is approved by the stockholders at the Meeting and the Merger is effected, any stockholder (i) who files with the Company before the taking of the vote on the Merger, written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken and (ii) whose shares are not voted in favor of such action has or may have the right to demand in writing from the Company, within twenty days after the date of mailing to such stockholder of notice in writing that the corporate action has become effective, payment for such stockholder's shares and an appraisal of the value thereof, the Company and any such stockholder shall in such case have the rights and duties and shall follow the procedure set forth in sections 86 to 98, inclusive, of the MGL. Failure to vote against the Merger will constitute a waiver of the rights set forth in ANNEX III filed herewith. Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.

                                    EXPERTS

    Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  OTHER INFORMATION AND STOCKHOLDER PROPOSALS

    Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly brought before such Special Meeting, the persons named in the enclosed Proxy or their substitutes will vote the Proxies in accordance with their judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          /S/ JAMES WESTRA
                                          James Westra, Clerk

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF FEBRUARY 13, 1998

                                     AMONG

                               BERTUCCI'S, INC.,

                                TEN IDEAS, INC.,

                                      AND

                          TEN IDEAS ACQUISITION CORP.

ARTICLE I
    THE MERGER.........................................................................          1
        SECTION 1.1. THE MERGER........................................................          1
        SECTION 1.2. CLOSING...........................................................          2
        SECTION 1.3. EFFECTIVE TIME....................................................          2
        SECTION 1.4. EFFECTS OF THE MERGER.............................................          2
        SECTION 1.5. CERTIFICATE OF INCORPORATION; BY-LAWS.............................          2
        SECTION 1.6. DIRECTORS.........................................................          3
        SECTION 1.7. OFFICERS..........................................................          3
        SECTION 1.8. TRANSFER OF SHARES TO PARENT......................................          3
ARTICLE II.............................................................................          3
    EFFECT OF THE MERGER ON THE SECURITIES OF THE CONSTITUENT CORPORATIONS.............          3
        SECTION 2.1. EFFECT ON CAPITAL STOCK...........................................          3
        SECTION 2.2. STOCK OPTIONS.....................................................          4
        SECTION 2.3. EXCHANGE OF CERTIFICATES..........................................          6
ARTICLE III............................................................................          8
    REPRESENTATIONS AND WARRANTIES.....................................................          8
        SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................          8
        SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................         14
ARTICLE IV.............................................................................         17
    COVENANTS RELATING TO CONDUCT OF BUSINESS..........................................         17
        SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY................................         17
        SECTION 4.2. OTHER ACTIONS.....................................................         19
ARTICLE V..............................................................................         19
    ADDITIONAL AGREEMENTS..............................................................         19
        SECTION 5.1. MEETING OF STOCKHOLDERS...........................................         19
        SECTION 5.2. PROXY STATEMENT; SCHEDULE 13E-3...................................         19
        SECTION 5.3. ACCESS TO INFORMATION; CONFIDENTIALITY............................         21
        SECTION 5.4. COMMERCIALLY REASONABLE EFFORTS...................................         21
        SECTION 5.5. FINANCING.........................................................         21
        SECTION 5.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE...............         22
        SECTION 5.7. PUBLIC ANNOUNCEMENTS..............................................         23
        SECTION 5.8. ACQUISITION PROPOSALS.............................................         24
        SECTION 5.9. STOCKHOLDER LITIGATION............................................         25
        SECTION 5.10. BOARD ACTION RELATING TO STOCK OPTION PLANS......................         25
        SECTION 5.11. CONSENTS AND APPROVALS...........................................         25
        SECTION 5.12. FINANCIAL STATEMENTS.............................................         26
        SECTION 5.13. REPAYMENT OF INDEBTEDNESS........................................         26
ARTICLE VI.............................................................................         26
    CONDITIONS PRECEDENT...............................................................         26
        SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER........         26
        SECTION 6.2. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB.......................         27
        SECTION 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY..........................         28

ARTICLE VII............................................................................         29
    TERMINATION, AMENDMENT AND WAIVER..................................................         29
        SECTION 7.1. TERMINATION.......................................................         29
        SECTION 7.2. EFFECT OF TERMINATION.............................................         30
        SECTION 7.3. AMENDMENT.........................................................         33
        SECTION 7.4. EXTENSION; WAIVER.................................................         33
        SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER.........         33
ARTICLE VIII...........................................................................         33
    GENERAL PROVISIONS.................................................................         33
        SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................         33
        SECTION 8.2. FEES AND EXPENSES.................................................         34
        SECTION 8.3. DEFINITIONS.......................................................         34
        SECTION 8.4. NOTICES...........................................................         34
        SECTION 8.5. INTERPRETATION....................................................         35
        SECTION 8.6. COUNTERPARTS......................................................         35
        SECTION 8.7. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.......................         35
        SECTION 8.8. GOVERNING LAW.....................................................         35
        SECTION 8.9. ASSIGNMENT........................................................         35
        SECTION 8.10. ENFORCEMENT......................................................         36
        SECTION 8.11. SEVERABILITY.....................................................         36

                          AGREEMENT AND PLAN OF MERGER
                         DATED AS OF FEBRUARY 13, 1998
                                     AMONG
                               BERTUCCI'S, INC.,
                  A MASSACHUSETTS CORPORATION (THE "COMPANY"),
                                TEN IDEAS, INC.,
                       A DELAWARE CORPORATION ("PARENT"),
                                      AND
                          TEN IDEAS ACQUISITION CORP.,
          A MASSACHUSETTS CORPORATION AND A WHOLLY OWNED SUBSIDIARY OF
                                 PARENT ("SUB")

                                  WITNESSETH:

    WHEREAS, the Board of Directors of each of the Company, Parent and Sub has adopted resolutions approving Parent's acquisition of the Company upon the terms set forth in this Agreement and Plan of Merger (the "Agreement");

    WHEREAS, pursuant to this Agreement, Sub shall be merged with and into the Company and the Company shall thereby become a wholly-owned direct subsidiary of Parent (the "Merger");

    WHEREAS, the Company, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    WHEREAS, in accordance with applicable law, the Company's Restated Articles of Organization and the terms of this Agreement, the affirmative vote of the holders of at least two-thirds of the outstanding common stock of the Company is required to consummate the Merger;

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "MBCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Upon the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

    SECTION 1.2. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. Boston time not later than the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in
Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Posternak, Blankstein & Lund, L.L.P., 100 Charles River Plaza, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto.

    SECTION 1.3. EFFECTIVE TIME. The parties hereto will file with the Secretary of State of the Commonwealth of Massachusetts (the "Massachusetts Secretary of State") on the date of the Closing (or on such other date as Parent and the Company may agree) articles of merger or other appropriate documents, executed in accordance with the relevant provisions of the MBCL, and make all other filings or recordings required under the MBCL in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Massachusetts Secretary of State, or at such later time as is specified in the articles of merger (the "Effective Time").

    SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 80 of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

    SECTION 1.5. ARTICLES OF ORGANIZATION; BY-LAWS.

    (a) The Company's Restated Articles of Organization, as in effect at the Effective Time, shall be, from and after the Effective Time, the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    (b) The Company's Restated By-laws, as in effect at the Effective Time, shall be, from and after the Effective Time, the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.6. DIRECTORS. The directors of Sub at the Effective Time shall become, from and after the Effective Time, the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.7. OFFICERS. The officers of Sub at the Effective Time shall become, from and after the Effective Time, the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.8. TRANSFER OF SHARES TO PARENT. At or prior to the Effective Time, Joseph Crugnale and the trusts established for the benefit of Mr. Crugnale's children (collectively, the "Crugnale Group") shall transfer to Parent all of the shares of capital stock of the Company held by them. Any transferees of shares of capital stock held by the Crugnale Group on the date of this Agreement shall agree to be bound by the provisions of this Section 1.8.

                                   ARTICLE II

                 EFFECT OF THE MERGER ON THE SECURITIES OF THE
                            CONSTITUENT CORPORATIONS

    SECTION 2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder:

    (a) COMMON STOCK OF SUB. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.005 per share, of the Surviving Corporation.

    (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of the capital stock of the Company issued or outstanding immediately prior to the Effective Time that is owned by the Company or by Parent or Sub shall be canceled automatically and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

    (c) CONVERSION OF COMPANY SHARES. At the Effective Time, each share of the Common Stock, par value $.005 per share, of the Company (the "Common Stock") that is then issued and outstanding (all such shares of Common Stock being hereinafter referred to collectively as the "Company Shares"), other than (i) shares to be canceled pursuant to subsection 2.1(b) above and (ii) shares held by Dissenting Shareholders (as hereinafter defined) (which shares, in the case of clauses (i) and (ii) above, will not constitute "Company Shares" hereunder), shall be converted into and become the right to receive, upon surrender of the certificate representing such Company Share in accordance with Section 2.3, a payment of $8.00 in cash, without interest thereon (the "Merger Consideration").

    (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Shareholder"), if any, who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 85 of the MBCL or any successor provision ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such Dissenting Shareholder fails to perfect or otherwise loses or withdraws such Dissenting Shareholder's right to such appraisal, if any. Provided the holder of any Dissenting Shares complies with the provisions of the MBCL, such holder shall have with respect thereto solely the rights provided under Sections 86 through 98, inclusive, of the MBCL. If, after the Effective Time, such Dissenting Shareholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each such share of such Dissenting Shareholder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

    (e) CANCELLATION AND RETIREMENT OF COMMON STOCK. As of the Effective Time, all certificates representing shares of Common Stock, other than certificates representing shares to be canceled in accordance with Section 2.1(b) or Dissenting Shares, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3.

    SECTION 2.2. STOCK OPTIONS.

    (a) As of the Effective Time, each outstanding, unexercised stock option to purchase shares of Common Stock (a "Company Stock Option") issued under the Company's Amended and Restated 1987 Stock Option Plan (the "1987 Plan"), the 1989 Time Accelerated Restricted Stock Option Plan (the "TARSOP"), the 1993 Stock Option Plan for Non-Employee Directors (the "Director Plan") and the 1997 Stock Option Plan (the "1997 Plan") (collectively, the "Company Stock Option Plans") shall terminate and be canceled and each holder of a Company Stock Option shall be entitled to receive, in consideration therefor, a cash payment from the Company (which payment shall be made as soon as practicable after the Effective Time) equal to the product of (a) the excess, if any, of (x) the Merger Consideration over (y) the per share exercise price of such Company Stock Option, times (b) the number of Eligible Shares (as defined below) subject to such Company Stock Option. Such cash payment shall be net of any required withholding taxes. The term "Eligible Shares" shall mean, (i) with respect to any Company Stock Option granted under the 1987 Plan, the number of shares subject to such option as to which such option shall then be vested and exercisable as of the Effective Date, and (ii) with respect to any Company Stock Option granted under the TARSOP, the Director Plan or the 1997 Plan, the aggregate number of shares that shall then be subject to such option. The Company's obligation to make any such cash payment (1) shall be subject to the obtaining of any necessary consents of optionees to the cancellation of such Company Stock Options, in form and substance satisfactory to Parent, and (2) shall not require any action which violates any of the Company Stock Option Plans. As of the Effective Time, each of the Company Stock Option Plans and the Company's 1992 Employee Stock Purchase Plan (the "ESPP") shall terminate and be of no further force or effect, and the Company shall take such action as shall be necessary to ensure, to Parent's reasonable satisfaction, that no holder of a Company Stock Option or participant in the ESPP will have any right to acquire any interest in the Surviving Corporation under the Company Stock Option Plans or the ESPP.

    (b) Notwithstanding the provisions of Section 2.2(a), at Parent's option, in lieu of canceling the unvested portion of any Company Stock Option granted under the 1987 Plan, Parent may offer to assume such unvested portion or to grant as of the Effective Time a substitute or replacement option to purchase shares of the capital stock of Parent.

    (c) The Company's obligation to make the cash payments specified in Section 2.2(a) with respect to any Company Stock Option shall be reduced to the extent that Parent and the holder of such Company Stock Option shall have mutually agreed, at or prior to the Effective Time, to the assumption of such Company Stock Option by Parent or the grant by Parent of a substitute or replacement stock option, shares of capital stock, stock purchase right or other equity interest issued by Parent.

    SECTION 2.3. EXCHANGE OF CERTIFICATES.

    (a) PAYING AGENT. As of the Effective Time, Sub (or the Company, as the Surviving Corporation) shall deposit, or shall cause to be deposited, with or for the account of a bank, trust company or other agent designated by Sub, which shall be reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Common Stock, cash in an aggregate amount equal to the product of (x) the number of Company Shares, times (y) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Paying Agent shall invest the Payment Fund as directed by the Surviving Corporation.

    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Company Shares shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to the amount of cash which the aggregate number of Company Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to subsection 2.1(c). The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Company Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed with the signature guaranteed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other tax required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Common Stock, and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this subsection 2.3(b), each certificate representing Company Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration to any holder of Company Shares.

    (c) LETTER OF TRANSMITTAL. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Company Shares which have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the consideration to which such holder shall be entitled therefor pursuant to
Section 2.1.

    (d) NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of certificates representing Company Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Company Shares theretofore represented by such certificates, and no holder of Company Shares shall thereby have any equity interest in the Surviving Corporation.

    (e) TERMINATION OF PAYMENT FUND. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Company Shares for one year after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Company Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for the Merger Consideration.

    (f) NO LIABILITY. None of Parent, Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Company Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

    (g) WITHHOLDING RIGHTS. The Surviving Corporation, Parent or Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares such amounts as the Surviving Corporation, Parent or Sub is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, including, without limitation, withholdings required in connection with payments with respect to Company Stock Options. To the extent that amounts are so withheld by the Surviving Corporation, Parent or Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction and withholding was made.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent and Sub as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts and has the requisite corporate power and authority and any necessary governmental authority to carry on its business as now being conducted and to own, operate and lease its properties. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect upon
(i) the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries (as defined in subsection 3.1(b) hereof) taken as a whole, or (ii) the transactions contemplated hereby or the legality or validity of this Agreement (a "Material Adverse Effect"). The Company has delivered to Parent complete and correct copies of its Restated Articles of Organization and Restated By-laws, as amended to the date of this Agreement.

    (b) SUBSIDIARIES. Section 3.1(b) of the disclosure schedule attached hereto (the "Disclosure Schedule") sets forth the name, jurisdiction of incorporation, capitalization and number of shares of outstanding capital stock of each corporation of which the Company owns, directly or indirectly, a majority of the outstanding capital stock (individually, a "Subsidiary" and, collectively, the "Subsidiaries"). All the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable and are owned, directly or indirectly, by the Company, beneficially and of record, free and clear of all liens, pledges, encumbrances or restrictions of any kind. No Subsidiary has outstanding any securities convertible into or exchangeable or exercisable for any shares of its capital stock, there are no outstanding options, warrants or other rights to purchase or acquire any capital stock of any Subsidiary, there are no irrevocable proxies with respect to such shares, and there are no contracts, commitments, understandings, arrangements or restrictions by which any Subsidiary or the Company is bound to issue additional shares of the capital stock of a Subsidiary. Except for the Subsidiaries, and as otherwise disclosed in Section 3.1(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity interest in any business. Each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all requisite corporate power and authority and any necessary governmental authority to carry on its business as it is now being conducted and to own, operate and lease its properties, except where the failure to have such governmental authority would not have a Material Adverse Effect; and (c) is qualified or licensed to do business as a foreign corporation and is in good standing in each of the jurisdictions in which (i) the ownership or leasing of real property or the conduct of its business requires such qualification or licensing and (ii) the failure to be so qualified or licensed, either singly or in the aggregate, would have a Material Adverse Effect. The Company has delivered to Parent complete and correct copies of the Articles of Organization or other charter documents and By-laws of each Subsidiary, each as amended to date.

    (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 200,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), and 15,000,000 shares of Common Stock. As of the date hereof, there are no shares of Preferred Stock issued or outstanding. As of the date hereof, 8,905,121 shares of Common Stock are issued and outstanding, 566,550 shares of Common Stock are reserved for issuance pursuant to outstanding Company Stock Options, and no shares of Common Stock are held by the Company in its treasury. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Option Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Section 3.1(c) of the Disclosure Schedule accurately sets forth the number of Company Shares issuable upon exercise of each outstanding Company Stock Option, the vesting schedule thereof, and the applicable exercise price with respect to each such Company Stock Option. Except as set forth in Section 3.1(c) of the Disclosure Schedule, the Company has no outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or (ii) restricts the transfer of Common Stock. Except as set forth in Section 3.1(c) of the Disclosure Schedule, the Company has no outstanding stock appreciation rights, phantom stock or stock equivalents.

    (d) AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of its stockholders as set forth in Section 6.1(a). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) violate any of the provisions of the Restated Articles of Organization or Restated By-laws of the Company, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, including any licensing board or agency, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clause (ii) above, singly or in the aggregate, would have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency, board or regulatory authority (a "Governmental Entity"), which has not been received or made, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of articles of merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d) of the Disclosure Schedule.

    (e) FINANCIAL STATEMENTS; SEC REPORTS. The Company has previously furnished Parent and Sub with true and complete copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 28, 1996 (the "Annual Report") filed by the Company with the Securities and Exchange Commission (the "SEC"), (ii) its Quarterly Reports on Form 10-Q for the quarters ended April 19, July 12 and October 4, 1997 (collectively, the "Quarterly Reports" and, together with the Annual Report, the "Reports") filed by the Company with the SEC, (iii) proxy statements relating to all of the Company's meetings of shareholders (whether annual or special) held or scheduled to be held since December 28, 1996 and (iv) each other registration statement, proxy or information statement or current report on Form 8-K filed since December 28, 1996 by the Company with the SEC. Since December 24, 1992, the Company has complied in all material respects with its SEC filing obligations under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"). The financial statements and related schedules and notes thereto of the Company contained in the Reports (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q) applied on a consistent basis except as noted therein, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments, and such financial statements complied as to form as of their respective dates in all material respects with applicable rules and regulations of the SEC. Each such registration statement, proxy statement and Report was prepared in accordance with the requirements of the Securities Act or the Exchange Act and did not, on the date of effectiveness in the case of such registration statements, on the date of mailing in the case of such proxy statements and on the date of filing in the case of such Reports, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be disclosed in the Reports or as otherwise disclosed in Section 3.1(f) of the Disclosure Schedule, since October 4, 1997 there has not been (1) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of its capital stock; (2) any issuance by the Company, or agreement or commitment of the Company to issue, any shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock, except for stock options and stock purchase rights set forth in Section 3.1(c) of the Disclosure Schedule; (3) any change by the Company in accounting methods, principles or practices except as required by generally accepted accounting principles; or (4) any agreement or commitment, whether in writing or otherwise, to take any action described in this subsection 3.1(f). Since October 4, 1997, the Company and the Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, consistent with past custom and practice, except as contemplated by this Agreement.

    (g) 1997 FINANCIAL INFORMATION. The financial and other information relating to the Company's 1997 fiscal year and fourth fiscal quarter ended December 27, 1997 set forth in Section 3.1(g) of the Disclosure Schedule was prepared in accordance with generally accepted accounting principles applied on a basis consistent with the financial information set forth in the Reports, and fairly presents in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of December 27, 1997 and the consolidated results of their operations for the fiscal year and fiscal quarter then ended.

    (h) NO UNDISCLOSED LIABILITIES. Except as set forth in the Reports or on
Section 3.1(g) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (1) in the aggregate adequately provided for in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 28, 1996 included in the Annual Report (the "1996 Balance Sheet"), (2) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1996 Balance Sheet, (3) incurred since December 28, 1996 in the ordinary course of business consistent with past practice, (4) incurred in connection with this Agreement or
(5) which could not reasonably be expected to have a Material Adverse Effect.

    (i) COMPLIANCE WITH LAWS. The business of the Company and each of the Subsidiaries has been operated at all times in material compliance with all applicable statutes, laws, rules, regulations, permits, licenses, orders, injunctions and judgments (collectively, "Laws"), including, without limitation, any applicable Laws regulating environmental matters, immigration, wages and hours, working conditions or health and safety, except for such violations or failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect nor have a material adverse effect on the Financing (as defined herein).

    (j) LITIGATION. Except as disclosed in the Reports, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    (k) COMPANY SCHEDULE 13E-3 AND PROXY MATERIALS. All of the information supplied by the Company for inclusion in the Rule 13e-3 Transaction Statement on
Schedule 13E-3 (the "Schedule 13E-3") referred to in Section 5.2 hereof will not, on the date the Schedule 13E-3 is first filed with the SEC, and all of the information supplied by the Company for inclusion in the definitive proxy statement (the "Definitive Proxy Statement") referred to in Section 5.2 hereof will not, on the date when the Definitive Proxy Statement is first mailed to the Company's shareholders, and the Schedule 13E-3 and the Definitive Proxy Statement, as then amended or supplemented, will not, on the date of the Company's stockholders' meeting referred to in Section 5.1 hereof or on the Closing Date, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty regarding information furnished by Parent or Sub for inclusion in the Schedule 13E-3 or the Definitive Proxy Statement (or any amendment or supplement thereto). The Schedule 13E-3 and the Definitive Proxy Statement will comply as to form and, with respect to information supplied or to be supplied in writing by or on behalf of the Company for inclusion in the Definitive Proxy Statement, substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

    (l) BOARD RECOMMENDATION. The Company's Board of Directors has (i) recommended that the stockholders of the Company vote for approval and adoption of this Agreement and the Merger, and (ii) taken such other action as shall be necessary to exempt this Agreement and the transactions contemplated hereby from the provisions set forth in (x) Article 6 of the Company's Restated Articles of Organization under the captions "Vote Required for Certain Business Combinations" and "Redemption of Shares" and (y) Article 11 of the Company's Restated By-laws.

    (m) FAIRNESS OPINION. The Company's Board of Directors has received from its financial advisor, NationsBanc Montgomery Securities, Inc. (the "Financial Advisor"), a written opinion, or a verbal opinion to be confirmed in writing prior to the filing with the SEC of the Preliminary Proxy Statement (as defined herein), addressed to it for inclusion in the Schedule 13E-3 and the Definitive Proxy Statement to the effect that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view.

    (n) BROKERS. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, other than pursuant to an engagement letter with the Financial Advisor, the terms of which have been disclosed to Parent.

    SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Parent is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts. Each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect.

    (b) CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Parent consists of 1,000,000 shares of Common Stock, par value $.01 per share, 100 shares of which are presently issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $.01 per share, no shares of which are presently issued and outstanding. As of the date of this Agreement, the authorized capital stock of Sub consists of 200,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are presently issued and outstanding, which constitutes all of the issued and outstanding capital stock of Sub. All of the issued and outstanding shares of capital stock of Parent and Sub are validly issued, fully paid and nonassessable.

    (c) AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not
(i) violate any of the provisions of the charter documents or By-laws of Parent or Sub, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, in the case of clause (ii) above, singly or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of Parent and Sub taken as a whole or prevent consummation of the transactions contemplated hereby. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the requirements of the Exchange Act, (ii) the filing of the articles of merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.1(d) of the Disclosure Schedule.

    (d) FINANCING. Parent and Sub have received and accepted a written commitment or commitments (the "Commitments") from BankBoston, N.A., Fleet National Bank and BancBoston Securities Inc. dated as of February 13, 1998, to provide financing for the transactions contemplated hereby, on or prior to the Closing Date, in an aggregate amount of not less than $77,500,000 (the "Financing"), which Financing is sufficient to consummate the transactions currently contemplated by Section 6.2(c). True and correct copies of the Commitments have been provided to the Company prior to the date hereof.

    (e) SCHEDULE 13E-3 AND PROXY MATERIALS. All of the information to be furnished by Parent or Sub for inclusion in the Schedule 13E-3 and the Definitive Proxy Statement (or any amendment or supplement thereto) will not, in the case of the Schedule 13E-3, on the date it is first filed, and in the case of the Definitive Proxy Statement, on the date it is first mailed to the Company's shareholders, and in the case of the Schedule 13E-3 and the Definitive Proxy Statement, as then amended or supplemented, on the date of the Company's stockholders' meeting referred to in Section 5.1 hereof or on the Closing Date, contain any statement which is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Sub make no representation or warranty regarding information furnished by the Company for inclusion in the Schedule 13E-3 or the Definitive Proxy Statement (or any amendment or supplement thereto). The Schedule 13E-3 will comply as to form and, with respect to information supplied or to be supplied in writing by or on behalf of Parent or Sub for inclusion in the
Schedule 13E-3, substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

    (f) BROKERS. No broker, investment banker, financial advisor or other person, the fees and expenses of which will be paid by Parent or Sub, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, except for fees and expenses payable to BancBoston Securities Inc.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                                PRIOR TO MERGER

    SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall operate, and shall cause each Subsidiary to operate, its business in the ordinary course of business. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement, the Company and the Subsidiaries shall not, without the prior written consent of
Parent:

    (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

    (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, including under the ESPP, except for the issuance of shares of Common Stock upon exercise of Company Stock Options outstanding prior to the date of this Agreement and disclosed in Section 3.1(c), or take any action that would make the Company's representations and warranties set forth in Section 3.1(c) not true and correct in all material respects;

    (iii) amend its Restated Articles of Organization or Restated By-laws or the comparable charter or organizational documents of any Subsidiary;

    (iv) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein), or form any subsidiaries;

    (v) sell or otherwise dispose of any of its substantial assets, except in the ordinary course of business;

    (vi) make any capital expenditures, enter into leases or agreements for new locations, or make other commitments with respect thereto, except capital expenditures, leases, agreements or commitments (i) set forth on Section 4.1(vi) of the Disclosure Schedule, or (ii) not exceeding $100,000 in the aggregate as the Company may, in its discretion, deem appropriate;

    (vii) (x) incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings in the ordinary course under existing lines of credit (or under any refinancing of such existing lines), (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company or (C) in connection with the Financing, or (y) make any loans or advances to any other person, other than routine advances to employees;

    (viii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or in the ordinary course of business consistent with past practices;

    (ix) merge, amalgamate or consolidate with any other person or entity in any transaction, sell all or substantially all of its business or assets, or acquire all or substantially all of the business or assets of any other person or entity;

    (x) enter into or amend any employment, consulting, severance or similar agreement with any person;

    (xi) change its accounting policies in any material respect, except as required by generally accepted accounting principles; or

    (xii) commit or agree to take any of the foregoing actions.

    SECTION 4.2. OTHER ACTIONS. The Company, Parent and Sub shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions of the Merger set forth in
Article VI not being satisfied.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    SECTION 5.1. MEETING OF STOCKHOLDERS. The Company will promptly take all action necessary in accordance with applicable law and its Restated Articles of Organization and Restated By-laws to duly call, give notice of, and convene a meeting of its stockholders (the "Stockholders' Meeting") to consider and vote upon the adoption and approval of this Agreement and the Merger and all actions contemplated hereby which require approval and adoption by the Company's stockholders; provided, however, that the obligations contained herein shall be subject to the provisions of Section 5.8. Joseph Crugnale shall agree to cause all of the shares of capital stock of the Company held by the Crugnale Group to be voted, either in person or by proxy, in favor of the adoption and approval of this Agreement and the Merger at the Stockholders' Meeting.

    SECTION 5.2. PROXY STATEMENT; SCHEDULE 13E-3.

    (a) The Company will promptly (but in any event within 15 business days from the date of this Agreement or 5 business days from the Company's receipt of its independent auditor's report on the Company's fiscal 1997 financial statements, whichever is later) prepare and file, and the Company will cooperate with Parent in the preparation and filing of, the Schedule 13E-3 with the SEC with respect to the transactions contemplated by this Agreement. In connection with the Stockholders' Meeting contemplated hereby, the Company will promptly (but in any event within 15 business days from the date of this Agreement or 5 business days from the Company's receipt of its independent auditor's report on the Company's fiscal 1997 financial statements, whichever is later) prepare and file, and Parent will cooperate with the Company in the preparation and filing of, a preliminary Proxy Statement relating to the transactions contemplated by this Agreement (the "Preliminary Proxy Statement") with the SEC and will use its commercially reasonable best efforts to respond to the comments of the SEC concerning the Schedule 13E-3 and the Preliminary Proxy Statement and to cause the Definitive Proxy Statement to be mailed to the Company's stockholders, in each case as soon as reasonably practicable. The Company shall pay the filing fees for the Schedule 13E-3 and the Preliminary Proxy Statement. Each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Schedule 13E-3, the Preliminary Proxy Statement or the Definitive Proxy Statement or for additional information, and will supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Schedule 13E-3, the Preliminary Proxy Statement, the Definitive Proxy Statement or the Merger.

    (b) If at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of the Subsidiaries which should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Definitive Proxy Statement, the Company will promptly inform Parent. If at any time prior to the Stockholders' Meeting, any event should occur relating to Parent or Sub or any of their respective Associates or Affiliates, or relating to the plans of any such persons for the Surviving Corporation after the Effective Time of the Merger, or relating to the Financing, that should be set forth in an amendment of, or a supplement to, the Schedule 13E-3 or the Definitive Proxy Statement, the Company, with the cooperation of Parent, will, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to such filing or mailing, the Company shall consult with Parent with respect to such amendment or supplement and shall afford Parent reasonable opportunity to comment thereon.

    (c) Parent will furnish to the Company the information relating to Parent and Sub, their respective Associates and Affiliates and the plans of such persons for the Surviving Corporation after the Effective Time of the Merger, and relating to the Financing, which is required to be set forth in the Schedule 13E-3, the Preliminary Proxy Statement or the Definitive Proxy Statement under the Exchange Act and the rules and regulations of the SEC thereunder. The Company shall cause to be included, (i) as an exhibit to the Preliminary Proxy Statement and the Definitive Proxy Statement, the fairness opinion of the Financial Advisor referred to in Section 3.1(m), and (ii) as an exhibit to the
Schedule 13E-3, any materials delivered to the Company's Board of Directors by the Financial Advisor in connection with the delivery of such fairness opinion which are required under Schedule 13E-3 to be filed as exhibits.

    SECTION 5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. From and after the date hereof, the Company will provide to Parent complete access to the Company's facilities, books and records and shall cause the directors, employees, accountants, attorneys, financial advisors, lenders and other agents and representatives (collectively, "Representatives") of the Company to cooperate fully with Parent and Parent's Representatives in connection with such persons' due diligence investigation of the Company and the Company's assets, contracts, liabilities, operations, records and other aspects of its business (including any environmental investigation of the Company's facilities). Parent shall, and shall cause Parent's Representatives to, keep all information supplied or made available to Parent hereunder in confidence and shall not disclose the same to any party other than its Representatives on a "need to know" basis and only for purposes of evaluating the Merger and the Financing. Parent will not use such information except for evaluating the Merger and in connection with procurement of the Financing. If the Merger is not consummated and this Agreement is terminated in accordance with its terms, Parent shall return any information provided hereunder.

    SECTION 5.4. COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article VI.

    SECTION 5.5. FINANCING. Each of Parent and Sub shall use commercially reasonable best efforts to close the Financing on terms consistent with the Commitments or such other terms as shall be satisfactory to them and to execute and deliver definitive agreements with respect to the Financing (the "Definitive Financing Agreements") on or before the Closing Date. Parent and Sub shall use commercially reasonable best efforts to satisfy on or before the Closing Date all requirements of the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder. The obligations contained herein are not intended, nor shall they be construed, to benefit or confer any rights upon any person, firm or entity other than the Company.

    SECTION 5.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless each person who is now, at any time has been or who becomes prior to the Effective Time a "Director/officer" of the Company (as defined in Article 7 of the Company's Restated By-laws ("Article 7")), and their heirs and personal representatives (the "Indemnified Parties"), against any and all "Expenses" (as defined in Article 7) incurred in connection with any "Proceeding" (as defined in Article 7) arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any Proceeding which arises out of or relates to the transactions contemplated by this Agreement), to the full extent permitted under Massachusetts law and the Surviving Corporation's Restated By-laws in effect as of the Effective Date or under any indemnification agreement in effect as of the date of this Agreement.

    (b) The Surviving Corporation shall control the defense of any such Proceeding with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party, provided that the Indemnified Party shall be permitted to participate in the defense of such Proceeding at its own expense; except that the Surviving Corporation shall pay as incurred the reasonable fees and expenses of counsel retained by an Indemnified Party in the event that (i) the Surviving Corporation and the Indemnified Party shall have mutually agreed on the retention of such counsel or
(ii) the named parties to any Proceeding include both the Surviving Corporation and the Indemnified Party and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of counsel to the Indemnified Party, due to actual or potential differing interests between them; and provided, further, that if any D&O Insurance (as defined in paragraph (c) of this Section 5.6) in effect at the time shall require the insurance company to control such defense in order to obtain the full benefits of such insurance and such provision is consistent with the provisions of the Company's D&O Insurance existing as of the date of this Agreement, then the provisions of such policy shall govern. Neither Parent nor the Surviving Corporation shall in any event be liable for any settlement effected without its written consent, which consent shall not be withheld unreasonably.

    (c) For a period of not less than six years after the Effective Time, Parent or the Surviving Corporation shall maintain officers' and directors' liability insurance ("D&O Insurance") covering each Indemnified Party who is presently covered by the Company's officers' and directors' liability insurance or will be so covered at the Effective Time with respect to actions or omissions occurring prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by the Company as of the date hereof in terms of coverage and amounts, provided that Parent and the Surviving Corporation shall not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 125% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as may be obtained for such amount.

    (d) The Restated Articles of Organization and Restated By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Restated Articles of Organization and Restated By-laws of the Surviving Corporation as of the Effective Date, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Parent, Sub and the Company agree that all rights existing in favor of any Indemnified Party under any indemnification agreement in effect as of the date hereof shall survive the Merger and shall continue in full force and effect, without any amendment thereto.

    (e) The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, Sub, the Company and the Surviving Corporation.

    SECTION 5.7. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the existence of and transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other party following such consultation, except as may be required by applicable law, regulation or judicial process, and in such case only after reasonable notice to the other party.

    SECTION 5.8. ACQUISITION PROPOSALS. The Company shall not, nor shall it authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Board of Directors of the Company (or, if applicable, the duly appointed Special Committee thereof) from: (i) furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal by such person if, and to the extent that, the Board of Directors of the Company (or the Special Committee), after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law; (ii) withdrawing or modifying its recommendation referred to in Section 3.1(l) following receipt of a bona fide unsolicited Acquisition Proposal if the Board of Directors of the Company (or the Special Committee), after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), determines in good faith that such action is necessary for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law; or (iii) making to the Company's stockholders any recommendation and related filing with the SEC as required by Rule 14e-2 and 14d-9 under the Exchange Act, with respect to any tender offer, or taking any other legally required action (including, without limitation, the making of public disclosures as may be necessary or advisable under applicable securities laws); and provided further, however, that, in the event of an exercise of the Company's or its Board of Director's (or the Special Committee's) rights under clause (i), (ii) or (iii) above, notwithstanding anything contained in this Agreement to the contrary, such failure shall not constitute a breach of this Agreement by the Company. The Company shall provide immediate written notice to Parent of the receipt of any such Acquisition

Proposal and of the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company, or any equity interest in the Company, other than the transactions contemplated hereby.

    SECTION 5.9. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate, at the expense of Parent, in the defense or settlement of any stockholder litigation against the Company and its Representatives relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

    SECTION 5.10. BOARD ACTION RELATING TO STOCK OPTION PLANS. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option
Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with
Section 2.2 and shall make such other changes to the Company Stock Option Plans and the ESPP as Parent deems appropriate to give effect to the Merger, and to terminate such plans as of the Effective Time. Promptly following the termination of the ESPP, the Company or the Surviving Corporation, as the case may be, shall refund to each participant in the ESPP in cash the amount of payroll deductions, if any, then credited to such participant's account under the ESPP in accordance with the provisions of Section 19 of the ESPP.

    SECTION 5.11. CONSENTS AND APPROVALS. As soon as practicable following the date of this Agreement, the Company and Parent shall make all filings required to be made with and seek all consents, approvals, permits and authorizations required to be obtained from, any third parties or Governmental Entities in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the filing of any required notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), the consent of any licensing board or agency governing the sale of alcoholic beverages, the consent of any landlord (or of any other person) at any location leased by the Company or any Subsidiary and any other filing, consent or approval listed on Section 3.1(d) of the Disclosure Schedule. The Company shall pay any required filing fees or other expense in connection therewith; provided that the Company and Parent shall each pay one-half of any filing fees under the H-S-R Act; provided, further, that Parent shall reimburse the Company for such payment in the event that this Agreement is terminated pursuant to
Section 7.1 hereof in any manner which does not entitle Parent to reimbursement from the Company for Expenses as defined in Section 7.2(b)(i).

    SECTION 5.12. 1997 FINANCIAL STATEMENTS. As soon as practicable after the date hereof, and in any event on or prior to February 23, 1998, the Company shall deliver to Parent a draft of the Company's consolidated financial statements, with footnotes, for its fiscal year ended December 27, 1997. As soon as practicable after the date hereof, and in any event on or prior to March 2, 1998, the Company shall deliver to Parent a final copy of the Company's audited consolidated financial statements for such fiscal year, together with the report of Arthur Andersen LLP thereon, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements set forth in the Reports, and fairly presenting in all material respects the consolidated financial position of the Company as of December 27, 1997, and the consolidated results of the Company's operations and cash flows for such fiscal year. Parent shall be entitled, subject to the confidentiality obligations of Section 5.3 hereof, to provide such draft and final financial statements to its Representatives, including any potential financing sources and their agents and representatives.

    SECTION 5.13. REPAYMENT OF INDEBTEDNESS. Parent shall utilize a portion of the net proceeds of the Financing to repay, satisfy or otherwise discharge, in full, all of the Company's indebtedness to BankBoston, N.A. existing on the Closing Date.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

    SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been adopted and approved by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock as required under the laws of the Commonwealth of Massachusetts.

    (b) THIRD-PARTY AND GOVERNMENTAL CONSENTS. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any third party or any Governmental Entities, including, without limitation, those set forth in Section 3.1(d) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Sub, and which, either individually or in the aggregate, if not obtained would have a Material Adverse Effect or would prevent consummation of the Merger, shall have been made or obtained (as the case may be).

    (c) NO INJUNCTIONS, RESTRAINTS OR LITIGATION. No temporary restraining order, judgment, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use their best efforts to have any such order or injunction vacated.

    SECTION 6.2. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction, or waiver by Parent, on or prior to the Closing Date, of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3.1 that are qualified by materiality shall be true and correct and such representations and warranties of the Company set forth in Section 3.1 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and except for changes permitted or contemplated by this Agreement, and Parent shall have received an officers' certificate signed on behalf of the Company to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received an officers' certificate signed on behalf of the Company to such effect.

    (c) FINANCING. On or prior to the Effective Time, Parent and/or Sub shall have received the cash proceeds of the Financing in amounts sufficient to consummate the transactions contemplated hereby pursuant to the terms of the Commitments or such other terms as Parent and the Company shall reasonably agree or as are not materially more onerous than as set forth in the Commitments.

    (d) DISSENTING SHARES. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that the number of Dissenting Shares shall constitute no greater than 10% of the total number of shares of Common Stock outstanding immediately prior to the Effective Time, on a fully diluted basis.

    (e) CONSENTS AND APPROVALS. On or prior to the Effective Date, Parent and/or Sub shall have received all of the necessary consents or approvals of Governmental Entities and all third parties in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, unless the failure to obtain such consent or approval would not have a Material Adverse Effect nor have a material adverse effect on the Financing.

    (f) BOARD RECOMMENDATION; FAIRNESS OPINION. At or prior to the Effective Time, the Company's Board of Directors shall not have withdrawn or modified, in a manner adverse to Parent or Sub, its recommendation pursuant to Section 3.1(l), and the Financial Advisor shall not have withdrawn or modified, in a manner adverse to Parent or Sub, its fairness opinion referred to in Section 3.1(m).

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. From and after the date of this Agreement, no event, occurrence, fact, condition, change, damage, destruction, loss or other development shall have occurred that has constituted or resulted in, or would reasonably be expected to constitute or result in, a Material Adverse Effect.

    (h) ABSENCE OF CERTAIN LITIGATION. There shall not be threatened, instituted or pending any action, proceeding, application or counterclaim by any Governmental Entity or third party before any court or governmental regulatory or administrative agency, authority or tribunal (i) which if adversely determined would have a material adverse effect on the Surviving Corporation or the ability of Parent or Sub to perform their obligations hereunder or in connection with the Financing, or (ii) which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger.

    SECTION 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are further subject to the satisfaction, or waiver by the Company, on or prior to the Closing Date, of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in Section 3.2 that are qualified by materiality shall be true and correct and such representations and warranties of Parent and Sub set forth in Section 3.2 that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and except for changes permitted or contemplated by this Agreement, and the Company shall have received an officers' certificate signed on behalf of Parent to the effect set forth in this paragraph.

    (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received an officers' certificate signed on behalf of Parent to such effect.

    (c) ABSENCE OF CERTAIN LITIGATION. There shall not be threatened, instituted or pending any action, proceeding, application or counterclaim by any Governmental Entity before any court or governmental regulatory or administrative agency, authority or tribunal (i) which if adversely determined would have a material adverse effect on the ability of the Company to perform its obligations hereunder, or (ii) which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger.

    (d) FAIRNESS OPINION. At or prior to the Effective Time, the Financial Advisor shall not have withdrawn its fairness opinion referred to in Section 3.1(m)

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.1. TERMINATION. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company: (a) by mutual written consent of Parent and the Company; or (b) by either Parent or the Company: (i) if, upon a vote at the Stockholders Meeting, or any adjournment thereof, the adoption and approval of this Agreement and the Merger by the stockholders of the Company required by Massachusetts law, the Company's Restated Articles of Organization or the terms of this Agreement shall not have been obtained; or (ii) if the Merger shall not have been consummated on or before July 31, 1998, provided that the failure to consummate the Merger is not attributable to the failure of the terminating party to fulfill its obligations pursuant to this Agreement; or
(iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (c) by the Company, if the Board of Directors of the Company shall have approved an Acquisition Proposal after determining, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that such approval is necessary in the exercise of its fiduciary obligations under applicable law; or (d) by Parent, if the Board of Directors of the Company shall have approved an Acquisition Proposal or withdrawn or modified, in a manner adverse to Parent or Sub, the Board of Director's recommendation pursuant to Section 3.1(l); or (e) by Parent, if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by Parent, or if the Company shall breach in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and the Company shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Section 6.2 as of the date of such termination; or (f) by the Company, if any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment, and shall not have been waived by the Company, or if Parent or Sub shall breach in any material respect any of their respective representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived and Parent or Sub, as the case may be, shall not have provided reasonable assurance that such breach will be cured in all material respects on or before the Closing Date, but only if such breach, singly or together with all other such breaches, constitutes a failure of the conditions contained in Section 6.3 as of the date of such termination; provided, however, that the party seeking termination pursuant to clause (e) or (f) hereof is not in breach of any of its material representations, warranties, covenants or agreements contained in this Agreement.

    SECTION 7.2. EFFECT OF TERMINATION.

    (a) AGREEMENT VOID. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders and all rights and obligations of any party hereto shall cease except for agreements contained in Sections 5.3, 7.2 and 8.2; provided, however, that nothing contained in this
Section 7.2 shall relieve any party from liability for any breach of this Agreement or shall relieve the Company from any liability under this Article 7.

    (b) TERMINATION FEE.

        (i) If this Agreement is terminated pursuant to Section 7.1(c) or 7.1(d), pursuant to Section 7.1(e) as a result of a willful breach by the Company, or pursuant to Section 7.1(e) or 7.1(f) as a result of the withdrawal or modification of the Financial Advisor's fairness opinion referred to in Section 3.1(m), then the Company shall (provided that neither Parent nor Sub is then in material breach of its obligations under this Agreement) promptly pay to the Parent in cash an amount equal to the aggregate out-of-pocket costs and reasonable expenses of Parent and Sub in connection with this Agreement and the transactions contemplated hereby, up to an aggregate amount not to exceed $750,000, including, without limitation, commitment, appraisal and other fees relating to the Financing and the reasonable fees and disbursements of accountants, attorneys and investment bankers, whether retained by Parent or by any other person (collectively, "Expenses").

        (ii) In addition to any required payment of Expenses, if this Agreement is terminated pursuant to Section 7.1(c) or 7.1(d), or pursuant to Section 7.1(e) as a result of a willful breach by the Company, then the Company shall (provided that neither Parent nor Sub is then in material breach of its obligations under this Agreement) promptly pay to Parent the sum of $1,500,000 in cash (the "Termination Fee").

       (iii) The sum of the Expenses and the Termination Fee, if any, shall be referred to herein as the "Termination Amount." The rights of Parent to receive the Termination Amount shall be in lieu of any damages remedy or claim by Parent or Sub against the Company for termination of this Agreement pursuant to Section 7.1(c) or 7.1(d), Section 7.1(e) in the event of a willful breach by the Company or pursuant to Section 7.1(f) as a result of the Company's reliance on the condition set forth in Section 6.3(d).

        (iv) Notwithstanding the provisions of Section 7.2(b)(ii) above, if this Agreement is terminated pursuant to Section 7.1(f) as a result of the Company's reliance on the condition set forth in Section 6.3(d) at a time when Parent is ready, willing and able (other than as a result of an inability to consummate the Financing solely because of the withdrawal of the Financial Advisor's fairness opinion referred to in Section 3.1(m)) to proceed with the transactions contemplated hereby but for the withdrawal of such fairness opinion, and within one year after such termination, the Company enters into an agreement relating to an Acquisition Proposal with a person other than Parent or Sub or their Affiliates and Associates, or the Company's Board of Directors recommends or resolves to recommend to the Company's stockholders approval and acceptance of such an Acquisition Proposal, then, upon the entry into such agreement or the making of such recommendation or resolution, the Company shall pay to Parent the Termination Fee.

    (c) ACQUISITION PROPOSAL FOLLOWING TERMINATION. At no time prior to or within one year after termination of this Agreement shall the Company enter into any agreement relating to an Acquisition Proposal with a person other than Parent or Sub or their Affiliates and Associates unless such agreement provides that such person shall, upon the execution of such agreement, pay any Termination Amount due Parent under this Section 7.2 which at that time remains unpaid.

    (d) REASONABLE INDUCEMENT. The parties acknowledge and agree that the provisions for payment of the Termination Amount are included herein in order to reasonably induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement, obtaining the Commitments and the Financing, and consummating the transactions contemplated by this Agreement.

    (e) AUTHORITY TO ACT. Notwithstanding the provisions of this Section 7.2, the Termination Amount shall not be payable as a result of the termination of this Agreement pursuant to the provisions of Section 7.1(e) if the Company's breach giving rise to such right of termination resulted from the actions of Joseph Crugnale taken in his capacity as an officer or director of the Company other than in the ordinary course of business and not at the direction of or with the authorization or approval of the Company's Board of Directors or the Special Committee.

    (f) COSTS OF ENFORCEMENT. Notwithstanding anything to the contrary set forth in this Agreement, in the event Parent and/or Sub is required to file suit to seek all or a portion of the Termination Amount, it shall be entitled, in addition to payment of the Expenses, to payment by the Company of all additional expenses, including reasonable attorneys' fees and expenses, which it incurs in enforcing its rights hereunder.

    SECTION 7.3. AMENDMENT. Subject to the applicable provisions of the MBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing' signed on behalf of each of the parties.

    SECTION 7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to
Section 7.2, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3, an extension or waiver pursuant to Section 7.4, or any other approval or consent required or permitted to be given pursuant to this Agreement shall, in order to be effective and in addition to requirements of applicable law, require, in the case of Parent, Sub or the Company, action by its Board of Directors, a duly authorized committee thereof (including, in the case of the Company, the Special Committee), or the duly authorized designee of such Board of Directors or such committee thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties set forth in Article III of this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including, without limitation, Section 5.7.

    SECTION 8.2. FEES AND EXPENSES. Except as provided otherwise in this Agreement, including, without limitation, in Sections 5.2, 5.11 and 7.2, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

    SECTION 8.3. DEFINITIONS. For purposes of this Agreement:

    (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

    (b) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

    (c) a "subsidiary" of any person means another person 50% of the equity securities of which are owned directly or indirectly by such first person.

    SECTION 8.4. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or sent by overnight courier (providing proof of delivery) or telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Sub, to:                 Ten Ideas, Inc.
                                             14 Audubon Road
                                             Wakefield, Massachusetts 01880
                                             Attn: Joseph Crugnale, President

   with a copy to:                           Posternak, Blankstein & Lund, L.L.P.
                                             100 Charles River Plaza
                                             Boston, Massachusetts 02114
                                             Attn: Donald H. Siegel, P.C.

(b) if to the Company, to:                   Bertucci's, Inc.
                                             14 Audubon Road
                                             Wakefield, Massachusetts 01880
                                             Attn: Board of Directors

   with a copy to:                           Hutchins, Wheeler & Dittmar
                                             101 Federal Street
                                             Boston, Massachusetts 02110
                                             Attn: James Westra, Esq.

    SECTION 8.5. INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 8.7. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Section 5.6 to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provisions.

    SECTION 8.8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    SECTION 8.9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void, except that Parent may assign this Agreement (i) to any wholly owned subsidiary of Parent or (ii) together with all of the outstanding capital stock of Sub, to an entity organized under the corporate or limited liability laws of a jurisdiction of one of the United States of America, the ownership interests of which entity are substantially identical to the ownership interests of Parent immediately prior to such assignment and which entity specifically and expressly assumes by written agreement the obligations of Parent under this Agreement; in either case without Parent being released from liability hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically (without requirement to post a bond) the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

    SECTION 8.11. SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                 [Remainder of Page Intentionally Left Blank.]

    IN WITNESS WHEREOF, the Company, Parent and Sub have caused this Agreement to be executed as an agreement under seal by their respective officers thereunto duly authorized, all as of the date first written above.

           BERTUCCI'S, INC.

By:        /s/ NORMAN S. MALLETT
           -----------------------------------------
           Norman S. Mallett
           Vice President-Finance, Treasurer and
           Chief Financial Officer

           TEN IDEAS, INC.

By:        /s/ JOSEPH CRUGNALE
           -----------------------------------------
           Joseph Crugnale
           President and Treasurer

           TEN IDEAS ACQUISITION CORP.

By:        /s/ JOSEPH CRUGNALE
           -----------------------------------------
           Joseph Crugnale
           President and Treasurer

           Agreed to solely as to the provisions of Sections 1.8 and 5.1 hereof applicable to the undersigned:

           /s/ JOSEPH CRUGNALE
           -----------------------------------------
           Joseph Crugnale

                                    ANNEX II
              [LETTERHEAD OF NATIONSBANC MONTGOMERY SECURITIES LLC]

February 12, 1998

Special Committee of the Board of Directors
Bertucci's, Inc.
14 Audubon Road
Wakefield, MA 01880

Gentlemen:

    We understand that Ten Ideas, Inc. a Delaware corporation, ("Parent"), Ten Ideas Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Buyer"), and Bertucci's, Inc. ("Seller"), a Massachusetts corporation, propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), a draft of which has been provided to us by management of Seller, pursuant to which Buyer will be merged with and into Seller, which will be the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each outstanding share of the common stock, $0.005 par value per share ("Seller Common Stock"), of Seller will be converted into the right to receive $8.00 in cash (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    You have asked for our opinion as investment bankers as to whether the Consideration to be received by the shareholders of Seller pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

    In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods through December 27, 1997, and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of the draft Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock; (iv) compared Seller from a financial point of view with certain other companies in the restaurant industry which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the restaurant industry which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, furnished to us by management of Seller, including financial forecasts and related assumptions of Seller; (vii) made inquiries regarding and discussed the Merger and the draft Merger Agreement and other matters related thereto with Seller's counsel; (viii) made inquiries of selected third parties identified by us in consultation with Seller on a confidential basis regarding an investment in or acquisition of Seller; and (ix) performed such other analyses and examinations as we have deemed appropriate. We have also assumed that the Buyer will be provided with the funds necessary to consummate the Merger.

    In connection with our review, we have not assumed any obligation independently to verify the foregoing information and have relied on its being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by management of Seller, upon your advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of management of Seller at the time they were provided to us as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in Seller's assets, financial condition, results of operations, business or prospects since the respective dates of its last financial statements made available to us. We have relied on advice of the counsel and the independent accountants to Seller as to all legal and financial reporting matters with respect to Seller, the Merger and the draft Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934 and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the draft Merger Agreement, without any further amendments thereto, and without wavier by Seller of any of the conditions to its obligations thereunder.

    We have acted as a financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we trade the equity securities of Seller for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of Seller.

    Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Consideration to be received by the shareholders of Seller pursuant to the Merger is fair to such shareholders from a financial point of view, as of the date hereof.

    This opinion is directed to the Special Committee of the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to the shareholders and does not address any other aspect of the Merger including, without limitation, the relative merits of the Merger, any alternatives to the Merger or Seller's underlying decision to proceed with or effect the Merger. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in any proxy statement and Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the Merger.

                                          Very truly yours,

                                          /s/ NationsBanc Montgomery Securities
                                          LLC

                                          NationsBanc Montgomery
                                          Securities LLC

                                                                       ANNEX III

          SECTIONS 86 TO 98 OF MASSACHUSETTS BUSINESS CORPORATION LAW

    86 RIGHT OF APPRAISAL. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

    87 NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL RIGHTS. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

       "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

    88 NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME EFFECTIVE. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

    89 DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER. If within twenty days after the date of mailing a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-

                                     III-1
eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

    90 DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

    91 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; PARTIES TO BILL ETC.; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES, ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the record of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

    92 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

                                     III-2

    93 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

    94 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON ON PENDENCY OF BILL,
ETC. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

    95 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC. The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

    96 STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

    (1) A bill shall not be filed within the time provided in section ninety;

    (2) A bill, if filed, shall be dismissed as to such stockholder; or

    (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

    97 CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC. The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

                                     III-3

    98 ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION. The enforcement by stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                     III-4